Exhibit 4.26
Execution Copy

FOURTH SUPPLEMENTAL INDENTURE TO FIRST MORTGAGE AND DEED OF TRUST
ITC MIDWEST LLC
TO
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as successor to THE
BANK OF NEW YORK TRUST COMPANY, N.A.
Trustee
Dated as of December 10, 2009
Supplementing the First Mortgage and Deed of Trust Dated as of January 14, 2008,
as Heretofore Supplemented
From ITC MIDWEST LLC to THE BANK OF NEW YORK TRUST COMPANY, N.A.,
Trustee
THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS
Establishing a series of Securities designated 4.60% First Mortgage Bonds, Series D due 2024

This agreement secures future advances as more fully set forth in section 5.10 hereof.
This is a mortgage amendment as defined in Minnesota Statutes, section 287.01, subdivision 2, and as such it does not secure a new or increased amount of debt.

          FOURTH SUPPLEMENTAL INDENTURE (this “FOURTH SUPPLEMENTAL INDENTURE”), dated as of December 10, 2009, between ITC MIDWEST LLC, a limited liability company organized and existing under the laws of the State of Michigan (herein called the “Company”), having its principal office at 27175 Energy Way, Novi, Michigan 48377, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Bank of New York Trust Company, N.A.), a national banking association, as trustee (herein called the “Trustee”), the office of the Trustee at which on the date hereof its corporate trust business is principally administered being 2 N. LaSalle, Suite 1020, Chicago, Illinois 60602.
RECITALS OF THE COMPANY
          WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Mortgage and Deed of Trust dated as of January 14, 2008 (the “Mortgage Indenture”), encumbering the real property interests as more particularly described on Exhibit A attached to the Mortgage Indenture and providing for the issuance by the Company from time to time of its bonds, notes or other evidences of indebtedness (in the Mortgage Indenture and herein called the “Securities”) to be issued in one or more series and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and
          WHEREAS, the Company has heretofore executed and delivered the following supplemental indentures, dated as hereinafter set forth:

Instrument	Date
First Supplemental Indenture	January 14, 2008
Second Supplemental Indenture	December 15, 2008
Third Supplemental Indenture	December 15, 2008
          WHEREAS, the Mortgage Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture listed in the foregoing paragraph were recorded in the offices set forth in Schedule 1 attached hereto; and
          WHEREAS, there have heretofore been issued under the Indenture the following Securities in the principal amounts as follows:

Title	Issued	Principal Amount
6.150% First Mortgage Bonds, Series A, due 2038	January 31, 2008	$175,000,000

7.12% First Mortgage Bonds, Series B, due 2017	December 22, 2008	$40,000,000

7.27% First Mortgage Bonds, Series C, due 2020	December 22, 2008	$35,000,000

          WHEREAS, The Bank of New York Trust Company, N.A., became The Bank of New York Mellon Trust Company, N.A., a national banking association, pursuant to a name change, and approved by the Comptroller of Currency, effective July 1, 2008; and
          WHEREAS, in addition to the property described in the Mortgage Indenture, the Company has acquired certain other property, rights, and interests in property; and
          WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Mortgage Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Fourth Supplemental Indenture to the Mortgage Indenture as permitted by Sections 2.01, 3.01, 4.01, 4.02 and 14.01 of the Mortgage Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, a series of Securities under the Mortgage Indenture in an aggregate principal amount of $75,000,000 and to amend and supplement the Mortgage Indenture as herein provided; and
          WHEREAS, all things necessary to make the Bonds (as defined herein), when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Mortgage Indenture set forth against payment therefor the valid, binding and legal obligations of the Company and to make this Fourth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;
          NOTICE TO IOWA RESIDENTS: This Fourth Supplemental Indenture secures credit in the amount of SEVENTY-FIVE MILLION DOLLARS ($75,000,000) together with the amount of all prior advances pursuant to Securities issuances heretofore made pursuant to the Mortgage Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, for a total combined amount advanced of THREE HUNDRED TWENTY-FIVE MILLION DOLLARS ($325,000,000). Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

GRANTING CLAUSES
          NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Mortgage Indenture and in this Fourth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on, and all other amounts (including, without limitation, fees, expenses and indemnities) in connection with, all Securities from time to time Outstanding and the performance of the covenants therein and herein contained and to declare the terms and conditions on which such Securities are secured, the Company has granted, bargained, sold, conveyed, assigned, transferred mortgaged, pledged, set over and confirmed and hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and has granted and hereby grants to the Trustee, for itself and for the benefit of the Holders, with power of sale, a lien upon and a security interest in, the following (subject, however, to the terms and conditions set forth in the Mortgage Indenture and herein):
GRANTING CLAUSE FIRST
          All right, title and interest of the Company, as of the date of the execution and delivery of this Fourth Supplemental Indenture, as originally executed and delivered, in and to all property, real, personal and mixed, located in the States of Illinois, Iowa, Minnesota and Missouri, or wherever else situated (other than Excepted Property), including without limitation all right, title and interest of the Company in and to the following property and interests so located (other than Excepted Property):
          (a) all real property owned in fee, easements, easement estates and other interests in real property which are specifically described or referred to in Exhibit A attached to the Mortgage Indenture, Exhibit A attached to the First Supplemental Indenture, Exhibit A attached to the Second Supplemental Indenture and Exhibit A attached hereto;
          (b) all licenses, permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights or interests relating to the occupancy or use of real property;
          (c) all facilities, machinery, equipment and fixtures for the transmission and distribution of electric energy including, but not limited to, all plants, air and water pollution control and sewage and solid waste disposal facilities, switchyards, towers, substations, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators and all other property used or to be used for any or all of such purposes;
          (d) all buildings, offices, warehouses, structures or improvements in addition to those referred to or otherwise included in clauses (a) and (c) above;
          (e) all computers, data processing, data storage, data transmission and/or telecommunications facilities, equipment and apparatus necessary for the operation or maintenance of any facilities, machinery, equipment or fixtures described or referred to in clause (c) above;

          (f) all of the foregoing property in the process of construction; and
          (g) (except as hereinbefore or hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;
GRANTING CLAUSE SECOND
          Subject to the applicable exceptions permitted by Sections 8.10(d), 13.03 and 13.05 of the Indenture, all right, title and interest of the Company in all property of every kind and description and wheresoever situate, real, personal and mixed (other than Excepted Property) which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Fourth Supplemental Indenture, as originally executed and delivered, shall be as fully embraced within and subjected to the Lien of the Indenture as if such property were owned by the Company as of the date of the execution and delivery of this Fourth Supplemental Indenture, as originally executed and delivered;
GRANTING CLAUSE THIRD
          Any Excepted Property, which may, from time to time after the date of the execution and delivery of this Fourth Supplemental Indenture, as originally executed and delivered, by delivery or by an instrument supplemental to the Indenture, be subjected to the Lien of the Indenture by the Company, the Trustee being hereby authorized to receive the same at any time as additional security hereunder; it being understood that any such subjection to the Lien of the Indenture of any Excepted Property as additional security may be made subject to such reservations, limitations or conditions respecting the use and disposition of such property or the proceeds thereof as shall be set forth in such instrument; and
GRANTING CLAUSE FOURTH
          All tenements, hereditaments, servitudes and appurtenances belonging or in any wise appertaining to the aforesaid property, with the reversions and remainders thereof;
EXCEPTED PROPERTY
          Expressly excepting and excluding, however, from the Lien of the Indenture all right, title and interest of the Company in and to all Excepted Property, whether now owned or hereafter acquired;
          TO HAVE AND TO HOLD all such property, unto the Trustee, its successors in trust and their assigns forever;
          SUBJECT, HOWEVER, to (a) Liens existing at the date of the execution and delivery of the Mortgage Indenture, as originally executed and delivered, which Liens do not in the aggregate materially and adversely impair the use of the Mortgaged Property in the operation of the business of the Company, or materially and adversely affect the security afforded by the

Indenture, (b) as to property acquired by the Company after the date of the execution and delivery of the Mortgage Indenture, as originally executed and delivered, Liens existing or placed thereon at the time of the acquisition thereof (including, but not limited to, Purchase Money Liens), and (c) Permitted Liens;
          IN TRUST, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;
          PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article IX of the Mortgage Indenture, and if, thereafter, the principal of and premium, if any, and interest, if any, on, and any other amounts (including, without limitation, fees, expenses and indemnities) in connection with, the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 6.03 of the Mortgage Indenture, then and in that case the Indenture shall terminate, and the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise the Indenture, and the estate and rights hereby granted, shall be and remain in full force and effect;
          IT IS HEREBY COVENANTED AND AGREED by and between the Company and the Trustee that all the Securities are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts set forth in the Indenture; and
          THE PARTIES HEREBY COVENANT AND AGREE as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
          (a) Mortgage Indenture Definitions. Each capitalized term that is used herein and is defined in the Mortgage Indenture shall have the meaning specified in the Mortgage Indenture unless such term is otherwise defined herein; provided, however, that any reference to a “Section” or “Article” refers to a Section or Article, as the case may be, of this Fourth Supplemental Indenture, unless otherwise expressly stated.
          (b) Additional Definitions. For purposes of this Fourth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below:
          “Bond” has the meaning assigned to that term in Section 2.01(a).
          “Bondholders” means (a) the Initial Bondholders and (b) each subsequent holder of a Bond as shown on the register maintained by the Company pursuant to Section 3.05 of the Indenture.

          “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, including, without limitation, all partnership interests, common stock and preferred stock and any and all warrants, rights or options to purchase any of the foregoing.
          “Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP as in effect on the date of the December Closing.
          “Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP as in effect on the date of the December Closing, appear as a liability on a balance sheet of such Person.
          “Cash Equivalents” means (i) obligations of or directly and fully guaranteed by the United States, or of any agency or instrumentality thereof, maturing not later than three hundred sixty-five (365) days from the date of acquisition thereof, (ii) commercial paper rated (on the date of acquisition thereof) A-1 (or the equivalent thereof) or better by S&P and P-1 (or the equivalent thereof) or better by Moody’s, maturing not later than two hundred seventy (270) days from the date of acquisition thereof, (iii) guaranteed investment contracts maturing not later than three hundred sixty-five (365) days from the date of acquisition thereof and entered into with (or fully guaranteed by) financial institutions whose long-term unsecured non-credit enhanced indebtedness is rated A- or better by S&P and A3 or better by Moody’s, and (iv) investments in money market funds having a rating from each of S&P and Moody’s in the highest investment category granted thereby.
          “Closing” has the meaning assigned to that term in Schedule B to the Purchase Agreement.
          “Code” means the United States Internal Revenue Code of 1986, as amended.
          “Debt” means, without duplication, with respect to any Person, the sum of (a) liabilities for borrowed money, (b) liabilities (excluding accounts payable and other accrued liabilities arising in the ordinary course of business) for the deferred purchase price of property and conditional sale or title retention agreements, (c) Capital Lease Obligations, (d) liabilities for borrowed money secured by a Lien on property, (e) reimbursement obligations (contingent or otherwise) in respect of letters of credit, performance bonds or bankers’ acceptances, (f) obligations under any Hedging Agreements, (g) liabilities for Synthetic Leases, (h) obligations evidenced by bonds, debentures, notes or similar instruments and (i) any guarantee with respect to liabilities in clauses (a) through (h) above. All references to the principal amount of Debt outstanding at any time shall be understood to include not only the principal amount of any liabilities for borrowed money or of any bonds, debentures, notes or similar instruments, but also obligations (including those related to reimbursement obligations in respect of letters of credit, but excluding those in respect of interest, fees and other similar amounts) under all other types of Debt described in this definition.

          “December Closing” has the meaning assigned to that term in Schedule B to the Purchase Agreement.
          “Default” means the occurrence and continuance of an event, which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.
          “Dispose” or “Disposition” means a sale, lease, transfer or other disposition of any assets of the Company.
          “Environmental Laws” means any Law relating to the environment, natural resources, or safety or health of humans or other living organisms, including the release, emission, discharge, deposit, disposal, keeping, treatment, importation, exportation, production, transportation, handling, processing, carrying, manufacture, collection, sorting or presence of any Hazardous Substance.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated thereunder.
          “ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is treated as a single employer with such Person under Section 414 of the Code.
          “ERISA Event” means:
          (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the notice requirement with respect to such event has been waived;
          (b) the application for a minimum funding waiver with respect to a Plan;
          (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(c) of ERISA;
          (d) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
          (e) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan;
          (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA;
          (g) the institution by the PBGC of proceedings to terminate, or cause a trustee to be appointed to administer, a Plan pursuant to Section 4042 of ERISA; or
          (h) the incurrence of withdrawal liability under Title IV of ERISA by the Company or any of its ERISA Affiliates upon the withdrawal by the Company or any of its

ERISA Affiliates from a Multiemployer Plan or the incurrence of liability by the Company or any of its ERISA Affiliates upon the termination of a Multiemployer Plan.
          “Event of Default” has the meaning assigned to that term in Article Four of this Fourth Supplemental Indenture.
          “February Closing” has the meaning assigned to that term in Schedule B to the Purchase Agreement.
          “FERC” means the United States Federal Energy Regulatory Commission.
          “Financing Agreements” means the Indenture, this Fourth Supplemental Indenture, the Purchase Agreement and the Bonds.
          “Fourth Supplemental Indenture” has the meaning assigned to that term in the introductory paragraph hereof.
          “Good Utility Practice” means any of the practices, methods and acts engaged in or approved by a significant portion of the electric transmission industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the region.
          “Governmental Approval” means any authorization, consent, approval, license, franchise, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any Governmental Authority required in connection with:
     (a) the execution, delivery or performance of any Transmission Document by any party thereto;
     (b) the entry into or performance of any Financing Agreement by the Company (including the actual issuance of the Bonds) or the grant and perfection of any Lien contemplated to be granted by the Indenture; or
     (c) the ownership, development, expansion, operation or maintenance of the Transmission System.
          “Hazardous Substance” means any substance, waste, pollutant, contaminant or material subject to regulation under any Environmental Law.
          “Hedging Agreements” means all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.
          “Holdco” means ITC Holdings Corp., a Michigan corporation.

          “Indenture” means the Mortgage Indenture, as supplemented and modified by any and all indentures supplemental thereto, including this Fourth Supplemental Indenture.
          “Initial Bondholder” means each Bondholder listed on Schedule A to the Purchase Agreement purchasing any Bonds at a Closing.
          “Institutional Investor” means (a) any Initial Bondholder, (b) any holder of more than $5,000,000 of the aggregate principal amount of the Bonds and (c) any bank, trust company, other financial institution, pension plan, investment company, insurance company, or similar financial institution.
          “Investment” or “Invest” means (a) a purchase or acquisition of, or an investment or reinvestment in, Rate Base Assets or (b) without duplication, the making of a firm, good faith contractual commitment, in the ordinary course of business and not subject to any conditions in the Company’s control, to purchase or acquire, or invest or reinvest in, Rate Base Assets.
          “Law” means any federal, state, local (including municipal) or other statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise (including any judicial or administrative order, consent decree or judgment to which the Company is a party).
          “Make-Whole Amount” means, with respect to any Bond, an amount, as determined by the Company, equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amounts, the following terms have the following meanings:
“Called Principal” means, with respect to any Bond, the principal of such Bond that is to be redeemed pursuant to Section 2.03 or 2.04 or has become or is declared to be immediately due and payable pursuant to Section 10.02 of the Indenture, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Bond, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” on the Bloomberg Financial Markets

Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for actively traded on the run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable actively traded on the run U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable actively traded on the run U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Bond.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 2.03 or 2.04 or Section 10.02 of the Indenture.
“Settlement Date” means, with respect to the Called Principal of any Bond, the date on which such Called Principal is to be redeemed pursuant to Section 2.03 or 2.04 or has become or is declared to be immediately due and payable pursuant to Section 10.02 of the Indenture, as the context requires.
          “Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company.
          “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company, (b) the ability of the Company to perform its obligations under any Financing Agreement (including, the timely payments of principal of, or Make-Whole Amount, if any, and interest on, the Bonds), (c) the legality, validity or enforceability of the Financing Agreements or (d) the perfection or priority of the Liens purported to be created pursuant to the Indenture or the rights and remedies of the Bondholders with respect thereto.
          “MISO” means the Midwest Independent Transmission System Operator, Inc.
          “Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
          “Mortgage Indenture” has the meaning assigned to that term in the first Recital.
          “Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.
          “Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (a) is maintained for employees of the Company or any of its ERISA Affiliates and at least one Person other than the Company and its ERISA Affiliates or (b) was so maintained and in respect of which the Company or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
          “Net Proceeds” means, with respect to any Disposition of assets, the gross proceeds thereof (including any such proceeds received by way of deferred payment, installment, price adjustment or otherwise), whether in cash or otherwise, net of any taxes paid or reasonably estimated to be paid as a result thereof (after taking into account any available tax credits or deductions applicable thereto).
          “NRSRO” means any credit rating agency that is recognized as a Nationally Recognized Statistical Rating Organization by the U.S. Securities and Exchange Commission.
          “OATT” means, at any given time, the open access transmission tariff of MISO that is applicable to the Company, approved by the FERC and then in effect.
          “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor.

          “Permitted Additional Senior Secured Debt” has the meaning assigned to that term in Section 3.02(d).
          “Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA or is subject to Section 412 of the Code, other than a Multiemployer Plan, which is maintained, sponsored or contributed to, by the Company or any of its ERISA Affiliates.
          “Property” means any right or interest in or to assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
          “Purchase Agreement” means that certain Bond Purchase Agreement, to be dated as of December 17, 2009, between the Company and the Initial Bondholders.
          “Rate Base Assets” means assets of the Company which are included in FERC’s determination of the Company’s revenue requirement under the OATT.
          “Reputable Insurer” means any financially sound and responsible insurance provider permitted to do business in the State of Michigan rated “A” or better by A.M. Best Company (or if such ratings cease to be published generally for the insurance industry, meeting comparable financial standards then applicable to the insurance industry).
          “Responsible Officer”, when used with respect to the Company, means any Senior Financial Officer or any vice president of the Company or Holdco and any other officer of the Company or Holdco with responsibility for the administration of the relevant Financing Agreement, or portion thereof.
          “S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor thereto.
          “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer, comptroller or any vice president of Holdco.
          “Senior Secured Debt” means (i) the Bonds, (ii) the 6.150% First Mortgage Bonds, Series A due 2038 issued pursuant to the Indenture, (iii) the 7.12% First Mortgage Bonds, Series B due 2017 issued pursuant to the Indenture, (iv) the 7.27% First Mortgage Bonds, Series C due 2020 issued pursuant to the Indenture, (v) other Securities Outstanding issued pursuant to the Indenture and (vi) Permitted Additional Senior Secured Debt.
          “Subordinated Debt” means unsecured Debt of the Company fully subordinated in right of payment to the Bonds and other Senior Secured Debt substantially on the terms set forth in Exhibit B attached hereto.
          “Synthetic Leases” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, where such transaction is considered debt for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

          “Total Loss” means (a) a permanent, total loss of a substantial portion of the Transmission System as a result of any event which causes all or a material portion of the Transmission System to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever or (b) a substantial portion of the Transmission System is condemned, nationalized, seized, compulsorily acquired or otherwise expropriated by any Governmental Authority under power of eminent domain or otherwise.
          “Total Secured Amount” shall have the meaning assigned to that term in Section 5.10.
          “Transmission Documents” shall have the meaning assigned to such term in the Purchase Agreement.
          “Transmission System” means the transmission lines and towers; substations; switching stations and substations; circuit breakers; and all such other necessary facilities used for providing transmission service; in each case, owned by the Company.
ARTICLE TWO
TITLE, FORM AND TERMS AND CONDITIONS OF THE BONDS
               Section 2.01. The Bonds.
          (a) The Securities of this series to be issued under the Mortgage Indenture pursuant to this Fourth Supplemental Indenture shall be designated as “4.60% First Mortgage Bonds, Series D due 2024” (the “Bonds”) and shall be Securities issued under the Mortgage Indenture.
          (b) The Trustee shall authenticate and deliver Bonds for original issue (i) on the date of the December Closing, in the aggregate principal amount of $35,000,000 and (ii) on the date of the February Closing, in the aggregate principal amount of $40,000,000, in each case, upon a Company Order for the authentication and delivery thereof pursuant to Section 4.01 of the Mortgage Indenture.
          (c) Interest on the Bonds shall be payable to the Persons in whose names such Bonds are registered at the close of business on the Regular Record Date for such interest (as specified in subsection (v) below), except as otherwise expressly provided in the form of such Bonds attached hereto as Exhibit C.
          (d) The Bonds shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on December 17, 2024.
          (e) The Bonds shall bear interest at the rate of 4.60% per annum; provided that, to the extent permitted by law, any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount shall bear interest at a rate per annum from time to time equal to the greater of (x) 6.60% and (y) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate. Interest shall accrue on each Bond from the date of the applicable Closing, or the most recent date to which interest has been paid or duly provided for. The Interest Payment Dates for the Bonds shall be June 30 and December 30 in each year, commencing June 30, 2010, and the Regular Record Dates with respect to the Interest Payment Dates for the Bonds shall be the 15th calendar day preceding each Interest Payment Date (whether or not a Business Day); provided, however that interest payable at Maturity will be payable to the Bondholder to whom principal is payable.
          (f) Subject to Section 2.02, the office or agency of the Trustee in New York, New York, which as of the date hereof is located at c/o The Bank of New York Mellon, Trust Services Window, 101 Barclay Street, New York, New York 10286, shall be the place at which the principal of and Make-Whole Amount, if any, and interest on the Bonds shall be payable. The office or agency of the Trustee in New York, New York, which as of the date hereof is located at c/o The Bank of New York Mellon, Trust Services Window, 101 Barclay Street, New York, New York 10286, shall be the place at which registration of transfer of the Bonds may be effected; and The Bank of New York, N.A. shall be the Security Registrar and the Paying Agent for the Bonds; provided, however, that the Company reserves the right to designate, by one or more Officer’s Certificates, its principal office in Novi, Michigan as any such place or itself as the Security Registrar; provided, however, that there shall be only a single Security Registrar for the Bonds.
          (g) The Bonds shall be issuable in registered form in denominations of at least $250,000 or any integral multiple thereof.
          (h) All payments of the principal of and Make-Whole Amount, if any, and interest on the Bonds shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
          (i) The Bonds shall not be defeasible pursuant to Sections 9.04(b) or (c) of the Indenture and such Sections of the Indenture shall not apply to the Bonds.
          (j) The Bonds shall have such other terms and provisions as are provided in the form thereof attached hereto as Exhibit C, and shall be issued in substantially such form.
               Section 2.02. Payment on the Bonds.
          (a) Subject to Section 2.02(b), payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Bonds shall be made at the Place of Payment designated in Section 2.01(f) or such place as the Company may at any time, by notice, specify to each Bondholder, so long as such Place of Payment shall be either the principal office of the Company or the principal office of a bank or trust company in New York, New York.
          (b) So long as any Initial Bondholder or its nominee shall be a Bondholder, and notwithstanding anything contained in the Indenture, Section 2.02(a) or in such Bond to the contrary, the Company will pay all sums becoming due on such Bond for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Initial Bondholder’s name in Schedule A to the Purchase Agreement, or by such other method or at such other address as such Initial Bondholder shall have from time to time specified to the Company and the Trustee in writing for such purpose in accordance with the Purchase

Agreement, without the presentation or surrender of such Bond or the making of any notation thereon, except that concurrently with or reasonably promptly after payment or redemption in full of any Bond, such Initial Bondholder shall surrender such Bond for cancellation to the Company at its principal office or at the Place of Payment most recently designated by the Company pursuant to Section 2.02(a). Prior to any sale or other disposition of any Bond held by such Initial Bondholder or its nominee such Initial Bondholder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Bond to the Company in exchange for a new Bond or Bonds pursuant to Section 3.05 of the Indenture; provided, that a transfer by endorsement shall not constitute a registration of transfer for purposes of the Indenture and the Trustee and any agent of the Trustee shall be entitled to the protections of Section 3.08 of the Indenture with respect to any Bond, the transfer of which has not been so registered. The Company will afford the benefits of this Section 2.02(b) to any Institutional Investor that is the direct or indirect transferee of any Bond purchased by such Initial Bondholder under the Indenture. The Company agrees and acknowledges that the Trustee shall not be liable for any Bondholder’s failure to perform its obligations under this Section 2.02(b). Each Initial Bondholder and any such Institutional Investor by its purchase of its Bond agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with such Bondholder’s or Institutional Investor’s failure to comply with the provisions of this Section 2.02(b), including the costs and expenses of defending itself against any claim or liability in connection therewith, such indemnity to survive the payment of such Bonds and the resignation or removal of the Trustee.
          (c) Notwithstanding anything to the contrary in Section 1.18 of the Mortgage Indenture, if the Stated Maturity or any Redemption Date of the Bonds shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Mortgage Indenture or this Fourth Supplemental Indenture) payment of interest on or principal (and premium, if any) of the Bonds due at the Stated Maturity or on any Redemption Date thereof need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Stated Maturity or on any Redemption Date thereof, provided that interest shall accrue on the outstanding principal amount of the Bonds due at the Stated Maturity or on any Redemption Date thereof at the rate set forth in the Bonds until the date of actual payment.
               Section 2.03. Mandatory Redemption of the Bonds.
          Pursuant to Section 5.01 of the Mortgage Indenture, in the event that any one or more Dispositions during any consecutive 12-month period (except Dispositions permitted under Section 3.02(b)(i) or (ii)) yield Net Proceeds in excess of 10% of the Fair Value of the Mortgaged Property as of the last day of the fiscal quarter of the Company most recently ended, in the aggregate, the Net Proceeds of such Disposition or Dispositions shall be used for the mandatory redemption of the Bonds, and/or the redemption or prepayment of other Senior Secured Debt in accordance with its terms, on a date which is no more than nine months following a Disposition that, when aggregated with any other Dispositions, requires compliance with this Section 2.03 unless (x) during the nine month period immediately preceding the date of such Disposition, the Company Invested in any Rate Base Assets in which case an amount of such Net Proceeds equal to the excess, if any, of (A) the total aggregate amount of all such Investments made during such preceding nine month period (excluding, however, the amount of any Investments made pursuant to clause (b) of the definition of “Investment” that were not expended for Rate Base Assets during such nine month period) over (B) the aggregate amount of Debt incurred by the Company (which, with respect to any Debt incurred under any permitted credit facility of a revolving nature, shall be calculated on a net basis after taking into account any borrowings, prepayments, repayments, reborrowings or other extensions of credit made by or in favor of the Company thereunder), in each case, during such preceding nine month period, need not be applied to such redemption or prepayment, as the case may be, or (y) during the nine month period following the date of such Disposition, the Company shall Invest in Rate Base Assets, in which case an amount of such Net Proceeds so Invested during such following nine month period need not be applied to such redemption or prepayment, as the case may be; provided, however, that in the event that any such amounts referred to in this clause (y) Invested pursuant to clause (b) of the definition of “Investment” are not expended for Rate Base Assets within a period of six months from the end of such following nine month period, any such amounts not so expended shall be used for the mandatory redemption of the Bonds, and/or the redemption or prepayment of other Senior Secured Debt in accordance with its terms, on a date not later than the last day of such six month period. Any redemption of the Bonds pursuant to this Section 2.03 shall be made (i) at a Redemption Price equal to the principal amount of the Bonds being redeemed and shall be accompanied by payment of accrued and unpaid interest on the principal amount of the Bonds so redeemed to the redemption date and a Make-Whole Amount and (ii) in accordance with the procedures for optional redemption set forth in Section 2.04(b) below. Notwithstanding anything to the contrary in this Section 2.03, any amounts utilized pursuant to clauses (x) or (y) above to reduce the amount of Net Proceeds required to be applied to redemption of the Bonds and/or redemption or prepayment of other Senior Secured Debt in accordance with its terms may be utilized no more than once with respect to the Net Proceeds of any one or more Dispositions occurring in any consecutive twelve month period.
               Section 2.04. Optional Redemption.
          (a) Pursuant to Section 5.01 of the Mortgage Indenture, the Bonds may be redeemed at the option of Company, in whole or in part, at any time or from time to time at a Redemption Price equal to the principal amount of such Bonds plus the Make-Whole Amount plus accrued and unpaid interest thereon to the redemption date; provided, however, that if the Bonds are redeemed in part, the Bonds shall not be redeemed in an amount less than $5,000,000 of the aggregate principal amount of the Bonds then Outstanding.
          (b) Notwithstanding anything to the contrary in Article V of the Mortgage Indenture, the redemption of the Bonds shall take place in accordance with the procedures and requirements set forth in this Section 2.04(b), without prejudice to the requirements of Section 5.02 (which shall for purposes of this Fourth Supplemental Indenture also be applicable to a redemption under Section 2.03) and Sections 5.05 and 5.06 of the Mortgage Indenture. The Company (or the Security Registrar, if so requested pursuant to Section 5.04 of the Mortgage Indenture) shall give each Bondholder written notice of each optional redemption under this Section 2.04, or a mandatory redemption under Section 2.03, as the case may be, not less than 30 days and not more than 60 days prior to the date fixed for such redemption. Each such notice shall specify such date, the aggregate principal amount of the Bonds to be redeemed on such date, the principal amount of each Bond held by such Bondholder to be redeemed (determined in accordance with Section 2.04(c)) and the interest to be paid on the redemption date with respect to such principal amount being redeemed, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation. Two Business Days prior to such redemption, the Company shall deliver to each Bondholder and the Trustee a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified redemption date. The Trustee shall have no responsibility for such calculation. Each notice of redemption shall be irrevocable and unconditional and the principal amount of each Bond to be redeemed shall mature and become due and payable on the date fixed for such redemption (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Bond redeemed in full shall be surrendered (as contemplated by Section 2.02(b)) to the Company and cancelled and shall not be reissued, and no Bond shall be issued in lieu of any redeemed principal amount of any Bond.
          (c) Notwithstanding anything to the contrary in Article V of the Mortgage Indenture, in the case of each partial redemption of the Bonds pursuant to Section 2.04(b), the Company shall redeem the same percentage of the unpaid principal amount of the Bonds, and the principal amount of the Bonds so to be redeemed shall be allocated by the Trustee among all of the Bonds at the time Outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofor called for redemption.
               Section 2.05. Purchase of Bonds.
          Except as may be agreed to by a Bondholder or Bondholders in connection with an offer made to all Bondholders on the same terms and conditions, the Company shall not and shall not permit any Affiliate to purchase, redeem or otherwise acquire, directly or indirectly, any of the Outstanding Bonds except upon the payment or redemption of the Bonds in accordance with the terms of the Indenture. The Company will promptly cause the Trustee to cancel all Bonds acquired by it or any Affiliate pursuant to any payment, redemption or purchase of Bonds pursuant to any provision of the Indenture and no Bonds may be issued in substitution or exchange for any such Bonds.
               Section 2.06. Payment upon Event of Default.
          Upon any Bonds becoming due and payable under Section 10.02 of the Indenture, whether automatically or by declaration, such Bonds will forthwith mature and the entire unpaid principal amount of such Bonds, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the applicable rate for overdue payments) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable Law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The

Company acknowledges that each holder of a Bond has the right to maintain its investment in the Bonds free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Bonds have become due and payable under Section 10.02 of the Indenture, whether automatically or by declaration, as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
               Section 2.07. Transfers.
          In registering the transfer of any Bond in accordance with Section 3.05 of the Mortgage Indenture, the Security Registrar and the Trustee shall have no responsibility to monitor securities law compliance in connection with any such transfer.
ARTICLE THREE
ADDITIONAL COVENANTS
               Section 3.01. Affirmative Covenants of the Company.
          For purposes of the Bonds, pursuant to Section 3.01(u) of the Mortgage Indenture, Article VI of the Mortgage Indenture is hereby supplemented by incorporating therein the following additional affirmative covenants which the Company shall observe solely for the benefit of the Bondholders for so long as any Bond is Outstanding:
          (a) Use of Proceeds. The Company shall apply the net proceeds from the issuance and sale of the Bonds to (i) refinance existing indebtedness, partially fund capital expenditures and for general corporate purposes, and (ii) pay reasonable fees and expenses associated with the sale of the Bonds.
          (b) Compliance with Laws and Regulations. The Company shall comply with all Laws (including Environmental Laws) to which its Property or assets may be subject, except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. In addition, the Company shall immediately pay or cause to be paid when due all costs and expenses incurred in such compliance, except to the extent that the same is being contested in good faith by the Company through appropriate means under circumstances where none of the Mortgaged Property or the Liens thereon will be endangered.
          (c) Permits; Approvals. The Company shall obtain in a timely manner and maintain all Governmental Approvals which are necessary or desirable for the ownership or operation of its Property or the conduct of its business as so conducted, except where failure to obtain or maintain such Governmental Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (d) Real Estate Filings. To the extent that any filing required to perfect any security interest in real property or fixtures constituting Mortgaged Property is not made on or prior to the date of the December Closing, the Company shall undertake to present all such documents for filing with the appropriate registers of deeds as soon as practicable after the date of the December Closing, but in no event shall any such presentation for filing take place more than five (5) Business Days after the date of the December Closing; provided that the Company shall confirm by an Officer’s Certificate delivered to the Trustee within six (6) weeks after the date of the December Closing that each such document has been recorded with the applicable registers of deeds and the security interests created or purported to be created in real property or fixtures by such documents have been fully perfected by recording in the land records.
          (e) Delivery of Opinions of Counsel. The Company shall deliver, or cause to be delivered, to the Trustee the opinions of counsel required pursuant to Section 4.4(a) of the Purchase Agreement.
          (f) Continuance of Rating of the Bonds. The Company shall ensure that at all times at least one NRSRO maintains a rating on the Company’s 6.150% First Mortgage Bonds, Series A due 2038 issued pursuant to the Indenture.
          (g) Maintenance and Renewal.
          (i) The Company will expend during each calendar year, and certify to the Trustee in an Officer’s Certificate, an amount not less than 2.00% of the average amount of depreciable property of the Company at the beginning and at the end of such calendar year for one or more of the following purposes:
          (A) capital expenditures for the maintenance and repair of the utility properties of the Company subject to the Lien of the Indenture;
          (B) the construction or acquisition of Property Additions on which the Indenture is a first Lien, subject only to Permitted Liens and Prepaid Liens; or
          (C) the retirement, through purchase, payment or redemption, of Securities issued under and secured by the Indenture (including any future supplemental indenture pursuant to the Mortgage Indenture).
          (ii) The term “amount of depreciable property” shall mean as of any date the amount of Property Additions included at such date on the books of the Company which is depreciable, as determined in accordance with GAAP. The average of the amount of depreciable property shall mean the arithmetical average of the amount of depreciable property at the beginning, and the amount thereof at the end, of such calendar year. Partial years shall be prorated. If, in any calendar year, the required expenditures for the foregoing purposes are not made, the Company shall deposit with the Trustee on or before the first day of February next succeeding the close of such calendar year a sum in cash to the extent of any deficiency, after deducting (subject to the terms of the Indenture) any eligible credit for unused excess expenditures previously made for such purposes. Such cash may be applied to the redemption at the applicable Redemption Price, or to the repurchase, of Securities, or may be withdrawn to the extent of 100% of Property Additions.
          (iii) Excess expenditures in any calendar year may be used to comply with the requirements of any subsequent year or years and Property Additions may be certified to comply with the provisions of clause (i)(B) above; provided, that Property Additions so used, and

Securities retired through expenditures so used, cannot be used for other purposes under this Fourth Supplemental Indenture; provided, further that, (i) no Retired Securities or expenditures for Funded Property which shall have been made the basis for authentication of Securities or the release of Mortgaged Property or the withdrawal of deposited cash or Securities or any other amounts under any other provision of the Indenture, or which shall have been made out of any insurance moneys or moneys received from the condemnation, sale or other disposition of any of the Company’s property subject to the Lien of the Indenture, or which shall have previously been used or applied or certified to the Trustee to comply with this Section 3.01(g) or any other provision of the Indenture and (ii) no retirement of Securities which shall have been made with moneys applied to such purpose pursuant to any provision of this Section 3.01(g) or of Section 4.04 or 8.06 of the Mortgage Indenture, shall be certified or used or applied for the purpose of complying with this Section 3.01(g) or withdrawing any moneys paid to the Trustee pursuant to this Section 3.01(g). This Section 3.01(g) shall not require the annual retirement by the Company of any specific amount of Outstanding Securities.
          (iv) On or before the first day of February of each year beginning February 1, 2010, the Company shall deliver to the Trustee an Officer’s Certificate showing in reasonable detail: (1) the Company’s expenditures pursuant to each of clause (i) above, or otherwise deposited with the Trustee pursuant to this Section 3.01(g), (2) any eligible credit for excess expenditures from prior periods and the extent to which the Company elects to have such excess applied to the period next preceding delivery of such Officer’s Certificate, and (3) the amount of cash the Company is depositing with the Trustee concurrently with the delivery of such Officer’s Certificate to comply with the requirements of this Section 3.01(g). Such Officer’s Certificate shall also state that it complies with the requirements of this Section 3.01(g).
          (v) At the option of the Company, any moneys paid to and held by the Trustee under the provisions of subclause (ii) of this Section shall, upon the written request of the Company pursuant to an Officer’s Certificate, (1) be applied by the Trustee to the purchase in the open market of Securities of any series permitted to be so purchased, at prices not exceeding the then applicable Redemption Price, if any, at which Securities of said series may then be redeemed or (2) be paid to or upon the order of the Company to the extent of (A) the principal amount of Securities of said series purchased or paid by the Company and delivered to the Trustee, cancelled or for cancellation and (B) the accrued interest and the premium, if any, theretofore paid to the Trustee, as hereinabove provided, on such principal amount of Securities. The Company hereby covenants and agrees that it will pay to the Trustee from time to time in cash such additional sums, if any, as shall be paid or required to be paid by the Trustee as or for accrued interest and premium, if any, in respect of any Securities purchased or redeemed pursuant to the provisions of this Section.
          (vi) Any and all Securities, the retirement (through payment or purchase) of which shall be certified to the Trustee in compliance with the provisions of this 3.01(g), shall be delivered to the Trustee at or before the time the same shall be so certified and shall thereupon be cancelled and destroyed by the Trustee, unless theretofore cancelled and destroyed. All other Securities received by the Trustee pursuant to any provision of this 3.01(g) shall thereupon be cancelled and destroyed by the Trustee.

                    Section 3.02. Negative Covenants of the Company.
          For purposes of the Bonds, pursuant to Section 3.01(u) of the Mortgage Indenture, Article VI of the Mortgage Indenture is hereby supplemented by incorporating therein the following negative covenants which the Company shall observe solely for the benefit of the Bondholders for so long as any Bond is Outstanding:
          (a) Restrictions on the Establishment of Subsidiaries. The Company shall not create, acquire or suffer to exist, directly or indirectly, any Subsidiaries or acquire or invest in any other Capital Stock in any Person.
          (b) Limitations on Asset Sales. The Company shall not Dispose of all or any substantial part of its assets during any fiscal year, other than:
          (i) Subject to compliance with Article VIII of the Mortgage Indenture, Dispositions in the ordinary course of business of obsolete or worn out Property and real estate interests not needed for the Company for its Transmission System or for the conduct of its business;
          (ii) Dispositions of assets that would be permitted under Article XIII of the Mortgage Indenture; or
          (iii) Subject to compliance with Article VIII of the Mortgage Indenture, any other Disposition of assets; provided, that in the event the Net Proceeds of all such Dispositions during any consecutive 12-month period are in excess of 10% of the Fair Value of the Mortgaged Property as of the last day of the fiscal quarter of the Company most recently ended, in the aggregate, such Net Proceeds shall be applied in accordance with the terms and conditions of Section 2.03.
          (c) Hedging Agreements. The Company shall not, at any time, enter into (i) any Hedging Agreement for speculative purposes or (ii) any Hedging Agreement if the obligations of the Company relating thereto would not be reflected in the calculation of the Company’s revenue requirement to be collected under the OATT.
          (d) Limitations on Liens. The Company shall not create, incur, assume or suffer to exist any Lien upon any of the Company’s Property, whether now owned or hereafter acquired, other than Permitted Liens; provided that, the Company shall not create, incur, assume or suffer to exist any Lien securing indebtedness under the Revolving Credit Agreement under clause (v) of the definition of Permitted Liens unless the Securities are secured on a equal and ratable basis pursuant to documentation reasonably satisfactory to the Trustee (and the Trustee shall be entitled to receive an Opinion of Counsel to evidence the satisfaction of such condition) (any such secured indebtedness, “Permitted Additional Senior Secured Debt”).
          (e) Limitation on Lines of Business. As of the date of the December Closing, the Company is in the business of owning transmission facilities and providing transmission service over such facilities. From the date of the December Closing onward, the Company shall not engage in any business, if as a result, the general nature of the business engaged in by the

Company taken as a whole would be substantially changed from the general nature of the business the Company is engaged in on the date of the December Closing.
          (f) Limitation on Transactions with Affiliates. The Company shall not enter into any Material transaction with any Affiliate, except (i) in the ordinary course of business and (ii) on terms and conditions (A) no less favorable than would be obtainable in a comparable arms-length transaction negotiated in good faith with a Person that is not an Affiliate and (B) consistent with applicable FERC policy regarding Affiliate transactions.
          (g) Limitation on Sale-Lease and Lease-Leaseback Transactions. The Company shall not enter into any sale-leaseback or lease-leaseback transaction involving any of its Properties whether now owned or hereafter acquired, whereby the Company sells, otherwise transfers or leases such Properties and then or thereafter leases or subleases such Properties or any part thereof or any other Properties which the Company intends to use for substantially the same purpose or purposes as the Properties sold, otherwise transferred or leased.
          (h) Amendments to Exhibit B Hereto. The Company shall not make any amendments or changes to the subordination terms and conditions set forth in Exhibit B hereto that adversely affect the Bondholders without the prior consent of the Bondholders of all the Outstanding Bonds.
ARTICLE FOUR
ADDITIONAL EVENTS OF DEFAULT; REMEDIES
               Section 4.01. Events of Default.
          For purposes of the Bonds, pursuant to Section 3.01(u) of the Mortgage Indenture, Section 10.01 of the Mortgage Indenture shall be supplemented to include as “Events of Default” thereunder the occurrence of any of the following events (each such event, together with those “Events of Default” in Section 10.01 of the Mortgage Indenture, an “Event of Default”):
          (a) Interest Payments. The Company shall fail to pay interest, if any, on any Security within five (5) days after the same becomes due and payable;
          (b) Material Covenants. The Company shall fail to perform or observe any covenant set forth in Section 3.02 or its obligation to provide notice to the Bondholders under Section 7.1(c) of the Purchase Agreement and such failure is not cured within ten (10) days;
          (c) Other Covenants. The Company shall fail to perform or observe any of its obligations or covenants (other than the covenants described in Section 4.01(a) or Section 4.01(b) or in Section 10.01(b) of the Mortgage Indenture) contained in any of the Financing Agreements, including Section 7 of the Purchase Agreement (or in any modification or supplement thereto), and such failure is not cured within 30 days after the earlier to occur of (i) a Responsible Officer of the Company obtaining actual knowledge of such failure and (ii) the Company receiving notice of such failure from the Trustee or any Bondholder in accordance with the terms of the Mortgage Indenture or the Purchase Agreement;

          (d) Representations. Any representation, warranty or certification by the Company in any of the Financing Agreements or in any certificate furnished to the Trustee or any Bondholder pursuant to the provisions of this Fourth Supplemental Indenture or any other Financing Agreement shall prove to have been false in any Material respect as of the time made or furnished, as the case may be, provided that this Section 4.01(d) shall apply to the Officer’s Certificate delivered pursuant to the second paragraph of Section 4.1 of the Purchase Agreement only if Bonds are issued at the February Closing;
          (e) Debt.
          (i) The Company shall be in default in the payment of any principal, premium, including any make-whole amount, if any, or interest on any Debt (other than Subordinated Debt) in the aggregate principal amount of $10,000,000 or more beyond the expiration of any applicable grace or cure period relating thereto;
          (ii) The Company shall be in default in the performance or compliance with any term (other than those referred to in Section 4.01(e)(i)) of any agreement or instrument evidencing any Debt (other than Subordinated Debt) in the aggregate principal amount of $10,000,000 or more or any other document relating thereto or any condition exists and, as a consequence, such Debt has become or has been declared (or the holder or beneficiary of such Debt or a trustee or agent on behalf of such holder or beneficiary is entitled to declare such Debt to be) due and payable before its stated maturity or before its regularly scheduled dates of payment; or
          (iii) As a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), other than as provided in Section 2.03 or Section 2.04 or Section 5.01 of the Mortgage Indenture, (x) the Company shall have become obligated to purchase or repay any Debt before its regularly scheduled maturity date in the aggregate principal amount of $10,000,000 or more or (y) one or more Persons have the right to require such Debt to be purchased or repaid;
          (f) Judgments. Any judgment or judgments for the payment of money in excess of $10,000,000 (or its equivalent in any other currency) in the aggregate by the Company, which is, or are, not covered by insurance, shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction over the Company and the same shall not be discharged (or provision shall not be made for such discharge), bonded or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;
          (g) Transmission System. The Company shall directly or indirectly terminate transmission service over all or a significant portion of the Transmission System or cease to pursue the operation of the Transmission System for a period in excess of 30 days;

          (h) Transmission Documents. Any Material Transmission Document shall have been terminated prior to its stated termination date and such termination has, or would reasonably be expected to have, a Material Adverse Effect;
          (i) Security Interests. Subject to Section 3.01(d), the Company shall fail to perfect and maintain a valid and perfected first priority Lien in any part of the Mortgaged Property, to the extent such perfection can be accomplished by filing;
          (j) Repudiation. Any provision (i) of any Financing Agreement shall be repudiated by the Company or (ii) of any Financing Agreement for any reason other than the express terms thereof cease to be enforceable and such repudiation or unenforceability shall not be remedied within 30 days;
          (k) Total Loss. There shall occur a Total Loss;
          (l) ERISA. Any ERISA Event shall have occurred and the liability of the Company and the ERISA Affiliates related to such ERISA Event, when aggregated with all other ERISA Events (determined as of the date of occurrence of such ERISA Event), has resulted in or would reasonably be expected to result in a Material Adverse Effect; or
          (m) Holdco Ownership. Holdco either directly or indirectly shall cease to own 100% of the Capital Stock of the Company.
               Section 4.02. Acceleration of Maturity; Rescission and Annulment.
          For purposes of the Bonds, pursuant to Section 3.01(u) of the Mortgage Indenture, Section 10.02 of the Mortgage Indenture shall be supplemented as follows:
          (a) Acceleration of Maturity. In addition to the provisions set forth in Section 10.02 of the Mortgage Indenture, if an Event of Default arising from the failure to pay principal of, or interest on, or any Make-Whole Amount relating to the Bonds shall have occurred and be continuing, then in every such case each Holder of Bonds may declare the principal amount of the Bonds held by it to be due and payable immediately, by a notice in writing to the Company and to the Trustee, and upon receipt by the Company or the Trustee of such notice of such declaration, such principal amount, together with Make-Whole Amount and accrued interest, if any, thereon (including, without limitation, interest accrued thereon at the applicable rate for overdue payments), shall become immediately due and payable.
          (b) Rescission and Annulment. In addition to the conditions for the rescission and annulment of any Event of Default set forth in the second paragraph of Section 10.02 of the Mortgage Indenture, no such Event of Default shall be deemed to have been rescinded and annulled with respect to the Bonds unless the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding, by Act of said Holders delivered to the Company and the Trustee, consent to such rescission and annulment.

ARTICLE FIVE
MISCELLANEOUS PROVISIONS
               Section 5.01. Execution of Fourth Supplemental Indenture.
          Except as expressly amended and supplemented hereby, the Mortgage Indenture shall continue in full force and effect in accordance with the provisions thereof and the Mortgage Indenture is in all respects hereby ratified and confirmed. This Fourth Supplemental Indenture and all of its provisions shall be deemed a part of the Mortgage Indenture in the manner and to the extent herein and therein provided. The Bonds executed, authenticated and delivered under this Fourth Supplemental Indenture constitute a series of Securities and shall not be considered to be a part of a series of securities executed, authenticated and delivered under any other supplemental indenture entered into pursuant to the Mortgage Indenture.
               Section 5.02. Effect of Headings.
          The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
               Section 5.03. Successors and Assigns.
          All covenants and agreements in this Fourth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
               Section 5.04. Severability Clause.
          In case any provision in this Fourth Supplemental Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
               Section 5.05. Benefit of Fourth Supplemental Indenture.
          Except as otherwise provided in the Mortgage Indenture, nothing in this Fourth Supplemental Indenture or in the Bonds, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Bondholders, any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture.
               Section 5.06. Execution and Counterparts.
          This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

               Section 5.07. Conflict with Mortgage Indenture.
          If any provision hereof limits, qualifies or conflicts with another provision of the Mortgage Indenture, such provision of this Fourth Supplemental Indenture shall control, insofar as the rights between the Company and the Bondholders are concerned.
               Section 5.08. Recitals.
          The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.
               Section 5.09. Governing Law.
          This Fourth Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York, except that (i) if this Fourth Supplemental Indenture shall become qualified and shall become subject to the Trust Indenture Act, to the extent that the Trust Indenture Act shall be applicable, this Fourth Supplemental Indenture shall be governed by and construed in accordance with the Trust Indenture Act and (ii) if the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property, this Fourth Supplemental Indenture shall be governed by and construed in accordance with the law of such jurisdiction to the extent mandatory.
               Section 5.10. Future Advances Secured.
          (a) Illinois Provisions. The Company acknowledges and agrees and intends that all advances made to it pursuant to issuances hereunder of the Securities, including all future issuances and advances related thereto whenever hereafter made, in an amount up to $75,000,000, together with the amount of all prior advances pursuant to Securities issuances heretofore made pursuant to the Mortgage Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, for a combined total principal amount of $325,000,000 plus interest thereon, and all fees, expenses and indemnities owing in respect of the Securities and the Financing Agreements, and all disbursements made by or on behalf of the Trustee for payment of taxes, levies, insurance or maintenance on the Mortgaged Property, with interest on such disbursements (the sum of all such Outstanding Securities, interest, fees, expenses, indemnities and disbursements is referred to as the “Total Secured Amount”), shall be a lien in the Total Secured Amount from the time this Fourth Supplemental Indenture is recorded, as provided in 765 ILCS 5/39, et seq. for all amounts advanced prior to the date hereof and thereafter for the period of eighteen (18) months after the date of recordation of this Fourth Supplemental Indenture, except as amended hereby (in this Fourth Supplemental Indenture), the Mortgage Indenture, as previously amended, is hereby restated, adopted, ratified and confirmed.
          (b) Minnesota Provisions. Subject to the provision of the Mortgage Indenture which provides that notwithstanding anything to the contrary contained in the Mortgage Indenture enforcement of the Mortgage Indenture in Minnesota is limited to a debt amount of

$1,720,000 under Chapter 287 of Minnesota Statutes, this Fourth Supplemental Indenture secures credit in the amount of SEVENTY-FIVE MILLION DOLLARS ($75,000,000) together with the amount of all prior advances pursuant to Securities issuances heretofore made pursuant to the Mortgage Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, for a total combined amount advanced of THREE HUNDRED TWENTY-FIVE MILLION DOLLARS ($325,000,000). Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.
          (c) Missouri Provisions. This Fourth Supplemental Indenture secures present credit in the amount of SEVENTY-FIVE MILLION DOLLARS ($75,000,000) together with the amount of all prior advances pursuant to Securities issuances heretofore made pursuant to the Mortgage Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, for a total combined amount advanced of THREE HUNDRED TWENTY-FIVE MILLION DOLLARS ($325,000,000) together with future advances and obligations in an amount not to exceed FOUR HUNDRED MILLION DOLLARS $400,000,000 for purposes of collateral located in the State of Missouri only. The future advances and future obligations secured hereby may be evidenced not only by the Securities herein described, but also such other notes, guarantees and other documents executed and delivered by the Company to the Trustee or Bondholders subsequent to the date hereof provided that, on the face or within the body thereof, such notes, guarantees or other documents state that they are secured by this Mortgage Indenture. Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

ITC MIDWEST LLC
By:	ITC Holdings Corp., as Sole Member

By:	/s/ Cameron M. Bready
	Name:	Cameron M. Bready
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

Drafted by:
Mark A. Sternberg
Schiff Hardin LLP
233 South Wacker Drive
Chicago, IL 60606
After Recorded, Return to:
The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle, Suite 1020
Chicago, Illinois 60602
Attention: Global Corporate Trust

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ M. Callahan
	Name:	M. Callahan
	Title:	Vice President

ACKNOWLEDGMENT

STATE OF MICHIGAN	)
	)	ss.
COUNTY OF OAKLAND	)
          On the 7 day of December 2009, before me, the undersigned notary public, personally came Cameron M. Bready, the Senior Vice President, Treasurer and Chief Financial Officer of ITC Holdings Corp., a corporation organized under the laws of the State of Michigan, the sole member of ITC Midwest LLC, a limited liability company organized under the laws of the State of Michigan, and acknowledged that he executed the foregoing instrument in his authorized capacity, and that by his signature on the instrument he, or the entity upon behalf of which he acted, executed the instrument.

By:	/s/ Sandra K. Biggar
Sandra K. Biggar,
Notary Public
Wayne County, Michigan My Commission Expires June 22, 2015 Acting in the County of Oakland

ACKNOWLEDGMENT

STATE OF ILLINOIS )
)	ss.
COUNTY OF COOK )
          On the 4th day of December 2009, before me, the undersigned notary public, personally came M. Callahan, Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States, and acknowledged to me that she executed the foregoing instrument in her authorized capacity, and that by her signature on the instrument she, or the entity upon behalf of which she acted, executed the instrument.

By:	/s/ T. Mosterd
T. Mosterd
Notary Public State of Illinois Qualified in Cook County My Commission Expires January 22, 2013

Schedule 1
          The recording information for the Mortgage Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture is as follows:

			First Supplemental	Second Supplemental	Third Supplemental
County	State	Mortgage Indenture	Indenture	Indenture	Indenture
Appanoose	IA	Doc. 2008-124 in Book 2008; Page 124	Doc. 2008-125 in Book 2008; Page 125	Doc. 2008-2717 in Book 2008; Page 2717	Doc. 2008-2718 in Book 2008; Page 2718

Benton	IA	Book 8; Page 291	Book 8; Page 292	Book 8; Page 5740	Book 8; Page 5743

Boone	IA	Doc. 080262 in Book 2008; Page 0262	Doc. 080263 in Book 2008; Page 0263	Doc. 085535 in Book 2008; Page 5535	Doc. 085536 in Book 2008; Page 5536

Buchanan	IA	Doc. 2008R00212	Doc. 2008R00213	Doc. 2008R04324	Doc. 2008R04325

Buena Vista	IA	Doc. 080166	Doc. 080167	Doc. 083608	Doc. 083609

Cerro Gordo	IA	Doc. 2008-391	Doc. 2008-392	Doc. 2008-8821	Doc. 2008-8822

Clarke	IA	Doc. 2008-0164 in Book 175A; Page 1	Doc. 2008-0165 in Book 175B; Page 1	Doc. 2008-2747 in Book 104; Page 168	Doc. 2008-2748 in Book 104; Page 240

Clayton	IA	Doc. 2008R00197	Doc. 2008R00198	Doc. 2008R04287	Doc. 2008R04288

Clinton	IA	Doc. 2008-00537	Doc. 2008-00538	Doc. 2008-09202	Doc. 2008-09203

Dallas	IA	Doc. 823 in Book 2008; Page 823	Doc. 824 in Book 2008; Page 824	Doc. 16507 in Book 2008; Page 16507	Doc. 16508 in Book 2008; Page 16508

Des Moines	IA	Doc. 2008-000259	Doc. 2008-000260	Doc. 2008-006411	Doc. 2008-006412

Dickinson	IA	Inst. 08-00303 in Book 358; Page 1	Inst. 08-00304 in Book 359; Page 1	Inst. 08-07217 in Book 378; Page 81	Inst. 08-07218 in Book 378; Page 153

Dubuque	IA	Doc. 005881650969 File 2008-00000799	Doc. 005881660839 File 2008-00000800	Doc. 006251360071 File 2008-00017283	Doc. 006251370027 File 2008-00017284

Emmet	IA	Doc. 2008-00133	Doc. 2008-00134	Doc. 2008-02245	Doc. 2008-02246

			First Supplemental	Second Supplemental	Third Supplemental
County	State	Mortgage Indenture	Indenture	Indenture	Indenture
Greene	IA	Doc. 2008-0120 in Book 182; Page 1	Doc. 2008-0121 in Book 183; Page 1	Doc. 2008-2215 in Book 186; Page 50	Doc. 2008-2216 in Book 186; Page 121

Grundy	IA	Book 2008; Page 0174	Book 2008; Page 0175	Book 2008; Page 2703	Book 2008; Page 2704

Hamilton	IA	Doc. 2008-151	Doc. 2008-152	Doc. 2008-3153	Doc. 2008-3154

Hancock	IA	Inst. 08-0141	Inst. 08-0142	Inst. 08-2693	Inst. 08-2694

Hardin	IA	Doc. 2008-0248	Doc. 2008-0249	Doc. 2008-3898	Doc. 2008-3899

Iowa	IA	Doc. 2008-2278 in Book 840; Page 68	Doc. 2008-2279 in Book 841; Page 1	Doc. 2008-1602 in Book 867; Page 177	Doc. 2008-1603 in Book 867; Page 248

Jackson	IA	Doc. 08-244 in Book 2008; Page 244	Doc. 08-245 in Book 2008; Page 245	Doc. 08-4572 in Book 2008; Page 4572	Doc. 08-4573 in Book 2008; Page 4573

Jasper	IA	Doc. 001695150969 File 2008-00000315	Doc. 001695160839 File 2008-00000316	Doc. 001766650071 File 2008-00007158	Doc. 001766660027 File 2008-00007159

Jefferson	IA	Doc. 2008-0157	Doc. 2008-0158	Doc. 2008-3103	Doc. 2008-3104

Johnson	IA	Doc. 021063550969 in Book 4254; Page 1	Doc. 021063560839 in Book 4255; Page 1	Doc. 021339090071 in Book 4373; Page 416	Doc. 021339100027 in Book 4373; Page 487

Jones	IA	Fee Book 2008-0178	Fee Book 2008-0179	Doc. 2008-3697	Doc. 2008-3698

Kossuth	IA	Doc. 2008-236 in Book 2008; Page 236	Doc. 2008-237 in Book 2008; Page 237	Doc. 2008-4405 in Book 2008; Page 4405	Doc. 2008-4406 in Book 2008; Page 4406

Lee (North)	IA	Doc. 2008-171 in Book 08N; Page 171	Doc. 2008-172 in Book 08N; Page 172	Doc. 2008-4032 in Book 08N; Page 4032	Doc. 2008-4033 in Book 08N; Page 4033

Lee (South)	IA	Doc. 2008-104 in Book 08S; Page 104	Doc. 2008-105 in Book 08S; Page 105	Doc. 2008-2900 in Book 08S; Page 2900	Doc. 2008-2901 in Book 08S; Page 2901

Linn	IA	Doc. 012890130969 Inst. 200800039315 in Book 6889; Page 1	Doc. 012890140843 Inst. 200800039316 in Book 6890; Page 1	Doc. 013846140071 Inst. 200900033364 in Book 7144; Page 338	Doc. 013846150027 Inst. 200900033365 in Book 7144; Page 409

Lucas	IA	Doc. 2008-0091 in Book 2008A; Page 1	Doc. 2008-0092 in Book 2008B; Page 1	Doc. 2008-1614 in Book G2008; Page 409	Doc. 2008-1615 in Book G2008; Page 480

1-2

			First Supplemental	Second Supplemental	Third Supplemental
County	State	Mortgage Indenture	Indenture	Indenture	Indenture
Marshall	IA	Doc. 002901080969 File 2008-00000387	Doc. 002901090839 File 2008-00000388	Doc. 003110950071 File 2008-00007491	Doc. 003110960027 File 2008-00007492

Monroe	IA	Doc. 86 in Book 2008; Page 86	Doc. 87 in Book 2008; Page 87	Doc. 1922 in Book 2008; Page 1922	Doc. 1923 in Book 2008; Page 1923

Muscatine	IA	Doc. 2008-00387	Doc. 2008-00388	Doc. 2008-06927	Doc. 2008-06928

Osceola	IA	Doc. 20080080 in Book 2008; Page 80	Doc. 20080081 in Book 2008; Page 81	Doc. 20082023 in Book 2008; Page 2023	Doc. 20082024 in Book 2008; Page 2024

Pocahontas	IA	Doc. 2008-107 in Book 179; Page 1	Doc. 2008-108 in Book 180; Page 1	Doc. 2008-1924 in Book 186; Page 98	Doc. 2008-1925 in Book 186; Page 169

Poweshiek	IA	Doc. 0230 in Book 823; Page 1	Doc. 0231 in Book 824; Page 1	Doc. 4014 in Book 0842; Page 0221	Doc. 4015 in Book 0842; Page 0292

Ringgold	IA	Inst. 2008-00000091 in Book 327; Page 1	Inst. 2008-00000092 in Book 328; Page 1	Inst. 2008-00001525 in Book 334; Page 64	Inst. 2008-00001526 in Book 334; Page 135

Story	IA	Inst. 2008-00000615	Inst. 2008-00000616	Inst. 2008-00012971	Inst. 2008-00012972

Tama	IA	Doc. 2008-0238 in Book 817; Page 460	Doc. 2008-0239 in Book 820; Page 289	Doc. 2008-3781 in Book 842; Page 74	Doc. 2008-3782 in Book 842; Page 145

Union	IA	Doc. 00000140 in Book 911; Page 1	Doc. 00000141 in Book 914; Page 1	Doc. 00002690 in Book 943; Page 1	Doc. 00002691 in Book 943; Page 72

Van Buren	IA	Doc. 2008-48 in Book 142; Page 444	Doc. 2008-49 in Book 143; Page 343	Doc. 2008-1474 in Book 148; Page 747	Doc. 2008-1475 in Book 148; Page 818

Wapello	IA	Doc. 2008-0275 in Book 2008; Page 0275	Doc. 2008-0276 in Book 2008; Page 0276	Doc. 2008-5994 in Book 2008; Page 5994	Doc. 2008-5995 in Book 2008; Page 5995

Wayne	IA	Inst. 08-0123 in Book 119; Page 670	Inst. 08-0124 in Book 119; Page 1640	Inst. 08-2205 in Book 121; Page 484	Inst. 08-2206 in Book 121; Page 555

Worth	IA	Fee Book 20080149	Fee Book 20080150	Fee Book 20082712	Fee Book 20082713

1-3

			First Supplemental	Second Supplemental	Third Supplemental
County	State	Mortgage Indenture	Indenture	Indenture	Indenture
Adair	IA	File 08-0110 in Book 586; Page 304	File 08-0111 in Book 589; Page 223	File 08-1956 Book 612; Page 34	File 08-1957 in Book 612; Page 105

Allamakee	IA	Doc. 2008-148	Doc. 2008-149	Doc. 2008-3187	Doc. 2008-3188

Audubon	IA	Doc. 08-0102	Doc. 08-0103	Doc. 08-1345	Doc. 08-1346

Black Hawk	IA	Doc. 2008014573	Doc. 2008014576	Doc. 200900011582	Doc. 200900011583

Bremer	IA	Doc. 20080230	Doc. 20080231	Doc. 20085661	Doc. 20085662

Butler	IA	Inst. 2008-0307	Inst. 2008-0308	Inst. 2008-5268	Inst. 2008-5269

Cass	IA	Doc. 2008 115 in Book 2008; Page 115	Doc. 2008 116 in Book 2008; Page 116	Doc. 2008 2833 in Book 2008; Page 2833	Doc. 2008 2834 in Book 2008; Page 2834

Cedar	IA	Doc. 2008-264 in Book 881; Page 1	Doc. 2008-265 in Book 882; Page 1	Doc. 2008-4393 in Book 924; Page 107	Doc. 2008-4394 in Book 924; Page 178

Chickasaw	IA	Fee Book 2008-0121	Fee Book 2008-0122	Fee Book 2008-2385	Fee Book 2008-2386

Clay	IA	Doc. 2008 190 in Book 2008; Page 190	Doc. 2008 191 in Book 2008; Page 191	Doc. 2008 3615 in Book 2008; Page 3615	Doc. 2008 3613 in Book 2008; Page 3616

Davis	IA	Doc. 2008-0069 in Book 142; Page 001	Doc. 2008-0070 in Book 143; Page 001	Doc. 2008-1804 in Book 150; Page 437	Doc. 2008-1805 in Book 150; Page 508

Decatur	IA	Book 2008; Page 0096	Book 2008; Page 0097	Book 2008; Page 1769	Book 2008; Page 1770

Delaware	IA	Doc. 2008 203 in Book 2008; Page 203	Doc. 2008 204 in Book 2008; Page 204	Doc. 2008 3805 in Book 2008; Page 3805	Doc. 2008 3806 in Book 2008; Page 3806

Fayette	IA	Doc. 2008 192 in Book 2008; Page 192	Doc. 2008 193 in Book 2008; Page 193	Doc. 2008 3833 in Book 2008; Page 3833	Doc. 2008 3834 in Book 2008; Page 3834

Floyd	IA	Doc. 2008-0173 in Book 2008; Page 0173	Doc. 2008-0174 in Book 2008; Page 0174	Doc. 2008-3135 in Book 2008; Page 3135	Doc. 2008-3136 in Book 2008; Page 3136

Franklin	IA	Inst. 20080199	Inst. 20080200	Inst. 20082936	Inst. 20082937

Guthrie	IA	Book 2008; Page 0226	Book 2008; Page 0227	Book 2008; Page 3261	Book 2008; Page 3262

1-4

				Second Supplemental	Third Supplemental
County	State	Mortgage Indenture	First Supplemental Indenture	Indenture	Indenture
Henry	IA	Doc. 0160 in Book 2008; Page 0160	Doc. 0161 in Book 2008; Page 0161	Doc. 3507 in Book 2008; Page 3507	Doc. 3508 in Book 2008; Page 3508

Howard	IA	Doc. 2008-1376 in Book 358; Page 1 and Book 359; Page 501	Doc. 2008-1377 in Book 360; Page 1 and Book 361; Page 501	Doc. 2008-1253 in Book 2008; Page 1253	Doc. 2008-1254 in Book 2008; Page 1254

Keokuk	IA	Fee Book 2008-0112	Fee Book 2008-0113	Fee Book 2008-2094	Fee Book 2008-2095

Louisa	IA	Fee Book 2008-1338	Fee Book 2008-1339	Fee Book 2008-0976	Fee Book 2008-0977

Lyon	IA	Doc. 2008 212 in Book 2008; Page 212	Doc. 2008 213 in Book 2008; Page 213	Doc. 2008 3053 in Book 2008; Page 3053	Doc. 2008 3054 in Book 2008; Page 3054

Mahaska	IA	Doc. 2008-198 in Book 2008; Page 198	Doc. 2008-199 in Book 2008; Page 199	Doc. 2008 4119 in Book 2008; Page 4119	Doc. 2008 4120 in Book 2008; Page 4120

Mitchell	IA	Doc. 2008-112 in Book 2008; Page 112	Doc. 2008-113 in Book 2008; Page 113	Doc. 2008-2427 in Book 2008; Page 2427	Doc. 2008-2428 in Book 2008; Page 2428

Palo Alto	IA	Doc. 2008-121 in Book 2008; Page 121	Doc. 2008-122 in Book 2008; Page 122	Doc. 2008-2472 in Book 2008; Page 2472	Doc. 2008-2473 in Book 2008; Page 2473

Polk	IA	Doc. 020740580969 File 2008-00054845 in Book 12513; Page 1	Doc. 020740590839 File 2008-00054846 in Book 12514; Page 1	Doc. 021787280071 File 2009-00038437 in Book 12854; Page 894	Doc. 021787330027 File 2009-00038438 in Book 12854; Page 965

Scott	IA	Doc. 016584770969 File 2008-00001602	Doc. 016584780839 File 2008-00001603	Doc. 017068630071 File 2008-00032813	Doc. 017068640027 File 2008-00032814

Sioux	IA	File 2008; Card 437	File 2008; Card 438	File 2008; Card 7846	File 2008; Card 7847

Taylor	IA	Doc. 2008786 in Book 161; Page 8	Doc. 2008787 in Book 161; Page 9	Doc. 2009628 in Book 163; Page 215	Doc. 2009629 in Book 163; Page 287

Washington	IA	Doc. 08-0211 in Book 2008; Page 0211	Doc. 08-0212 in Book 2008; Page 0212	Doc. 08-4793 in Book 2008; Page 4793	Doc. 08-4794 in Book 2008; Page 4794

Webster	IA	Inst. 2008-335	Inst. 2008-336	Inst. 2008-07262	Inst. 2008-07263

1-5

				Second Supplemental	Third Supplemental
County	State	Mortgage Indenture	First Supplemental Indenture	Indenture	Indenture
Winneshiek	IA	Doc. 2008 197 in Book 2008; Page 197	Doc. 2008 198 in Book 2008; Page 198	Doc. 2008 4570 in Book 2008; Page 4570	Doc. 2008 4571 in Book 2008; Page 4571

Winnebago	IA	Fee Book 08-0076 in Book 2008; Page 0076	Fee Book 08-0077 in Book 2008; Page 0077	Fee Book 08-2035 in Book 2008; Page 2035	Fee Book 08-2036 in Book 2008; Page 2036

Wright	IA	Doc. 08-140 in Book 08; Page 140	Doc. 08-141 in Book 08; Page 141	Doc. 08-2559 in Book 08; Page 2559	Doc. 08-2560 in Book 08; Page 2560

Carroll	IL	Doc. 2008R-0150 in Book 924; Page 1	Doc. 2008R-0151 in Book 925; Page 1	Doc. 2008R-3462 in Book 960; Page 403	Doc. 2008R-3463 in Book 960; Page 473

Whiteside	IL	Doc. 410-2008	Doc. 411-2008	Doc. 9809-2008	Doc. 9810-2008

Jo Daviess	IL	Doc. 339743	Doc. 339744	Doc. 345826	Doc. 345827

Rock Island	IL	Doc. 2008-01374	Doc. 2008-01375	Doc. 2008-26758	Doc. 2008-26759

Cottonwood	MN	Doc. 255292 office of the Cottonwood County Recorder	Doc. 255293 office of the Cottonwood County Recorder	Doc. 258076 office of the Cottonwood County Recorder	Doc. 258077 office of the Cottonwood County Recorder

Faribault	MN	Doc. 342918 office of the Faribault County Recorder	Doc. 342919 office of the Faribault County Recorder	Doc. 346309 office of the Faribault County Recorder	Doc. 346310 office of the Faribault County Recorder

Fillmore	MN	Doc. 362678 office of the Fillmore County Recorder	Doc. 362679 office of the Fillmore County Recorder	Doc. 368282 office of the Fillmore County Recorder	Doc. 368283 office of the Fillmore County Recorder

Freeborn Easement — Torrens	MN	Doc. 474468 office of the Freeborn County Recorder Doc. 109689 office of the Freeborn County Registrar of Titles	Doc. 474469 office of the Freeborn County Recorder Doc. 109690 office of the Freeborn County Registrar of Titles	Doc. 479360 office of the Freeborn County Recorder Doc. 110165 office of the Freeborn County Registrar of Titles	Doc. 479361 office of the Freeborn County Recorder Doc. 110166 office of the Freeborn County Registrar of Titles

1-6

				Second Supplemental	Third Supplemental
County	State	Mortgage Indenture	First Supplemental Indenture	Indenture	Indenture
Jackson	MN	Doc. A251774 office of the Jackson County Recorder	Doc. A251775 office of the Jackson County Recorder	Doc. A254516 office of the Jackson County Recorder	Doc. A254517 office of the Jackson County Recorder

Le Sueur	MN	Doc. 353162 office of the Le Sueur County Recorder	Doc. 353163 office of the Le Sueur County Recorder	Doc. 359395 office of the Le Sueur County Recorder	Doc. 359396 office of the Le Sueur County Recorder

Mower	MN	Doc. A000565139 office of the Mower County Recorder	Doc. A000565140 office of the Mower County Recorder	Doc. A000572171 office of the Mower County Recorder	Doc. A000572172 office of the Mower County Recorder

Nobles	MN	Doc. A317292 office of the Nobles County Recorder	Doc. A317293 office of the Nobles County Recorder	Doc. A321156 office of the Nobles County Recorder	Doc. A321157 office of the Nobles County Recorder

Rock	MN	Doc. 168189 office of the Rock County Recorder	Doc. 168190 office of the Rock County Recorder	Doc. 170372 office of the Rock County Recorder	Doc. 170373 office of the Rock County Recorder

Steele	MN	Doc. A000354767 office of the Steele County Recorder	Doc. A000354768 office of the Steele County Recorder	Doc. A000361084 office of the Steele County Recorder	Doc. A000361085 office of the Steele County Recorder

Watonwan	MN	Doc. 207915 office of the Watonwan County Recorder	Doc. 207916 office of the Watonwan County Recorder	Doc. 210325 office of the Watonwan County Recorder	Doc. 210326 office of the Watonwan County Recorder

Blue Earth	MN	Doc. 481CR565 office of the Blue Earth County Recorder	Doc. 481CR566 office of the Blue Earth County Recorder	Doc. 489CR662 office of the Blue Earth County Recorder	Doc. 489CR663 office of the Blue Earth County Recorder

Brown	MN	Doc. 364356 office of the Brown County Recorder	Doc. 364357 office of the Brown County Recorder	Doc. 369232 office of the Brown County Recorder	Doc. 369233 office of the Brown County Recorder

Martin	MN	Doc. 2008R-392714 office of the Martin County Recorder	Doc. 2008R-392715 office of the Martin County Recorder	Doc. 2008R-397320 office of the Martin County Recorder	Doc. 2008R-397321 office of the Martin County Recorder

1-7

				Second Supplemental	Third Supplemental
County	State	Mortgage Indenture	First Supplemental Indenture	Indenture	Indenture
Olmsted	MN	Doc. A1157194 office of the Olmsted County Recorder	Doc. A1157195 office of the Olmsted County Recorder	Doc. A1185995 office of the Olmsted County Recorder	Doc. A1185994 office of the Olmsted County Recorder

Murray	MN	Doc. 230354 office of the Murray County Recorder	Doc. 230355 office of the Murray County Recorder	Doc. 232821 office of the Murray County Recorder	Doc. 232822 office of the Murray County Recorder

Redwood	MN	Doc. A326435 office of the Redwood County Recorder	Doc. A326436 office of the Redwood County Recorder	Doc. A329534 office of the Redwood County Recorder	Doc. A329535 office of the Redwood County Recorder

Wabasha	MN	Doc. A286205 office of the Wabasha County Recorder	Doc. A286206 office of the Wabasha County Recorder	Doc. A290867 office of the Wabasha County Recorder	Doc. A290868 office of the Wabasha County Recorder

Winona	MN	Doc. 525959 office of the Winona County Recorder	Doc. 525960 office of the Winona County Recorder	Doc. 534510 office of the Winona County Recorder	Doc. 534511 office of the Winona County Recorder

Clark	MO	Doc. 28353 in Book 72; Page 37	Doc. 28354 in Book 72; Page 38	Doc. 30039 in Book 72; Page 39	Doc. 30040 in Book 72; Page 40

1-8

Exhibit A
DESCRIPTION OF PROPERTIES
          The following properties of the Company, owned as of the date hereof, have been acquired by the Company subsequent to the date of the Second Supplemental Indenture:
[See Attached]

Exhibit A
FEE OWNED PROPERTIES

			Recording	Recorded Document
County	State	Grantor	Date	Number	Book and Page
Franklin	IA	Raejean G. Schafer and Robert Schafer	5/8/09	Inst. 20090775

Hardin	IA	Charles E. Lakin, Trustee of the Charles E. Lakin Revocable Trust created by Trust Agreement dated 1/27/03 and Florence M. Lakin	8/6/09	Doc. 2009 2415

Mitchell	IA	Pioneer Prairie Wind Farm I LLC	12/29/08	Doc. 2008 2467	Book 2008; Page 2467
EASEMENT PROPERTIES

			Recording	Recorded Document
County	State	Grantor	Date	Number	Book and Page
Benton	IA	Douglas Gardemann and Lurline Gardemann	3/18/09		Book 9; Page 1198

Benton	IA	Richard Folkmann and Gladys Folkmann	3/18/09		Book 9; Page 1177

Benton	IA	Douglas Stien	7/7/09		Book 9; Page 3197

Benton	IA	Elfrieda Dunker, Life Estate; Remainder to Shirley A. Fennern and the Trustees of the William H. Dunker Trust, in equal shares	7/21/09		Book 9; Page 3412

Benton	IA	Dunkers, Inc.	7/21/09		Book 9; Page 3414

Benton	IA	Doris M. Osborn and Jeffrey Osborn, Trustees of the Harold L. Osborn Family Trust	3/18/09		Book 9; Page 1219

Benton	IA	Dean A. Werner and Jacqueline Werner	3/18/09		Book 9; Page 1244

			Recording	Recorded Document
County	State	Grantor	Date	Number	Book and Page
Benton	IA	Michael A. Kelly and Michele Katherine Kelly	3/18/09		Book 9; Page 1209

Benton	IA	Henry H. Albers Trust dated 7/18/08	5/4/09		Book 9; Page 2011

Benton	IA	Robert Carl Ritscher and Phyllis Lucille Ritscher	3/18/09		Book 9; Page 1223

Benton	IA	Margaret Wauters	3/18/09		Book 9; Page 1242

Benton	IA	Ricky D. Selk	3/26/09		Book 9; Page 1379

Benton	IA	Kenneth D. Selk	3/18/09		Book 9; Page 1232

Benton	IA	Richard M. Suchy	3/18/09		Book 9; Page 1237

Benton	IA	L.R.B., Ltd.	3/18/09		Book 9; Page 1218

Benton	IA	Lorraine Irwin	3/18/09		Book 9; Page 1202

Benton	IA	Carole Barron Zarlengo and Ronald C. Zarlengo and Linda Barron Kucia	3/18/09 5/4/09		Book 9; Page 1216 Book 9; Page 2059

Benton	IA	Elaine Kromminga, a/k/a Elaine L. Kromminga	3/18/09		Book 9; Page 1212

Benton	IA	The Kromminga Family Trust, Elaine Kromminga, Trustee, an undivided one-half interest; Elaine L. Kromminga, an undivided one-half interest	3/18/09		Book 9; Page 1211

Benton	IA	Jacqueline L. Schoettmer and John Schoettmer, Michael J. England and Robin J. England	8/7/09		Book 9; Page 3699

Benton	IA	Carl C. Ritscher and Robert C. Ritscher and Harold Ritscher, Trustees of the Mae Ritscher Family Trust dated 1/11/01	3/18/09		Book 9; Page 1222

Benton	IA	John A. Babinat and Nadine J. Babinat	3/26/09		Book 9; Page 1378

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Benton	IA	James K. Brant and Darlene K. Brant	3/18/09		Book 9; Page 1158

Benton	IA	Surilda M. Bierman, f/k/a Surilda Raley Smith and Duane F. Bierman; Colleen R. Reinhardt and Wayne D. Reinhardt; Robert C. Raley and June E. Raley	5/4/09		Book 9; Page 2034

Benton	IA	Darwin Oehlerich and Ruth Oehlerich	5/4/09		Book 9; Page 2019

Benton	IA	Blanche Oehlerich; and Blanche R. Oehlerich and Darwin R. Oehlerich, Trustees of the Trust Under the Will of Ray A. Oehlerich, Deceased	5/4/09		Book 9; Page 2021

Benton	IA	Dennis L. Pohlman	3/18/09		Book 9; Page 1220

Benton	IA	Edna E. Heitmann, an undivided one-half interest; a Residuary Trust with Edna E. Heitmann, Gale William Heitmann and Louis Neill Heitmann, as Trustees, an undivided one-half interest	7/21/09		Book 9; Page 3413

Benton	IA	Teresa L. Selken, an undivided one-half interest; and Richard L. Selken Decedent’s Trust, William D. Selken and Renae C. McKay, as Trustees, an undivided one-half interest	7/28/09		Book 9; Page 3532

Benton	IA	Franzenburg Farms, Inc.	3/18/09		Book 9; Page 1174

Benton	IA	Margaret Wauters	3/18/09		Book 9; Page 1243

Benton	IA	Donald L. Franzenburg	3/18/09		Book 9; Page 1176

Benton	IA	Franzenburg Farms, Inc.	3/18/09		Book 9; Page 1171

Benton	IA	Delmar H. Pohlman and Dennis Pohlman	3/26/09		Book 9; Page 1381

Benton	IA	Wessling Farms, LC	3/26/09		Book 9; Page 1380

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Benton	IA	Irvin G. Keiper and Dolores I. Keiper	3/18/09		Book 9; Page 1206

Benton	IA	Nicole M. McFarland, n/k/a Nicole M. Langerman and Jeremy E. Langerman	7/7/09		Book 9; Page 3198

Benton	IA	Ralston Farms, LLC	5/4/09		Book 9; Page 2013

Benton	IA	Wendell C. Williams and Doris Ann Williams, a/k/a Doris A. Williams	3/18/09		Book 9; Page 1246

Benton	IA	Mary J. Wilson, a/k/a Mary K. Wilson	3/18/09		Book 9; Page 1247

Benton	IA	Hazel M. Stien	3/18/09		Book 9; Page 1235

Benton	IA	Douglas Gardemann and Lurline Gardemann	3/18/09		Book 9; Page 1178

Benton	IA	Darrell Kaestner and Clarice K. Kaestner	5/4/09		Book 9; Page 2006

Benton	IA	Richard R. Schlotterback and Mary L. Schlotterback	3/18/09		Book 9; Page 1228

Benton	IA	Randy L. Schultz and Betty Ann Schultz	3/18/09		Book 9; Page 1229

Benton	IA	Jerome Sonka, Jr., Carolyn Peiffer, a/k/a Carolyn Pieffer, Steven T. Sonka, and Melanie A. Sonka Kenney, as Trustees of the Jerome J. Sonka, Sr. Residuary Trust; and Marcella E. Sonka, a/k/a Marcella Sonka	5/4/09		Book 9; Page 2031

Benton	IA	Jerome Sonka, Jr., Carolyn Peiffer, a/k/a Carolyn Pieffer, Steven T. Sonka, and Melanie A. Sonka Kenney, as Trustees of the Jerome J. Sonka, Sr. Residuary Trust; and Marcella E. Sonka, a/k/a Marcella Sonka	5/4/09		Book 9; Page 2055

Benton	IA	Jerome Sonka, Jr., Carolyn Peiffer, a/k/a Carolyn Pieffer, Steven T. Sonka, and Melanie A. Sonka Kenney, as Trustees of the Jerome J. Sonka, Sr. Residuary Trust; and Marcella E. Sonka, a/k/a Marcella Sonka	5/4/09		Book 9; Page 2051

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Benton	IA	Jerome Sonka, Jr., Carolyn Peiffer, a/k/a Carolyn Pieffer, Steven T. Sonka, and Melanie A. Sonka Kenney, as Trustees of the Jerome J. Sonka, Sr. Residuary Trust; and Marcella E. Sonka, a/k/a Marcella Sonka	5/4/09		Book 9; Page 2054

Benton	IA	Jerome Sonka, Jr. Carolyn Peiffer, a/k/a Carolyn Pieffer, Steven T. Sonka, and Melanie A. Sonka Kenney, as Trustees of the Jerome J. Sonka, Sr. Residuary Trust; and Marcella E. Sonka, a/k/a Marcella Sonka	5/4/09		Book 9; Page 2056

Benton	IA	AJ Schanbacher L.L.C.	3/18/09		Book 9; Page 1224

Benton	IA	Richard R. Schlotterback and Mary L. Schlotterback; and Linda Brecht	3/18/09		Book 9; Page 1154

Benton	IA	William D. Haerther, a/k/a William Donald Haerther and Pamela K. Haerther	3/18/09		Book 9; Page 1201

Benton	IA	Kristin L. Carte, a/k/a Kristina Lynn Haerther Carte and David J. Carte	3/18/09		Book 9; Page 1160

Benton	IA	Melvin A. Krug, a/k/a Melvin Krug, and Melvin A. Krug and Deanne K. Krug Becker as Trustees of the Mary Ann Krug Trust	3/18/09		Book 9; Page 1215

Benton	IA	W&C Theis Farm, LLP	3/18/09		Book 9; Page 1241

Benton	IA	Eldon Stueck and Helen Earlene Stueck	3/18/09		Book 9; Page 1236

Benton	IA	Maynord C. Krug	3/18/09		Book 9; Page 1214

Benton	IA	Lawnview Farm Trust	3/18/09		Book 9; Page 1217

Benton	IA	William E. Rinderknecht and Barbara S. Rinderknecht	3/18/09		Book 9; Page 1221

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Benton	IA	Michael A. Jennings and Pamela K. Jennings	8/24/09		Book 9; Page 3931

Benton	IA	Surilda M. Bierman, f/k/a Surilda Raley Smith and Duane F. Bierman; Colleen R. Reinhardt and Wayne D. Reinhardt; Robert C. Raley and June E. Raley	5/4/09		Book 9; Page 2044

Benton	IA	Surilda M. Bierman, f/k/a Surilda Raley Smith and Duane F. Bierman; Colleen R. Reinhardt and Wayne D. Reinhardt; Robert C. Raley and June E. Raley	8/3/09		Book 9; Page 3611

Benton	IA	Duane R. England and Pamela England	8/24/09		Book 9; Page 3933

Benton	IA	Jay D. Wilson (31/42 interest); Mary B. Steck (4/42 interest); and Sue W. Graham (7/42 interest)	8/24/09		Book 9; Page 3929

Benton	IA	Jay D. Wilson (31/42 interest); Mary B. Steck (4/42 interest); and Sue W. Graham (7/42 interest)	8/24/09		Book 9; Page 3930

Buchanan	IA	Alfred J. Michels, as Trustee under the provisions of a Trust Agreement created by Alfred J. Michels dated 9/9/98 and Irene C. Michels, as Trustee under the provisions of a Trust Agreement dated 9/9/98	11/12/09	Inst. 2009R03689

Buchanan	IA	John D. Koch and Kristina K. Koch; Jacqueline A. Fliehler and Richard M. Fliehler; Linda S. Peters and David S. Peters; and Patti L. Schroeder and Mark A. Schroeder	11/12/09	Inst. 2009R03690

Buchanan	IA	John D. Koch and Kristina K. Koch; Jacqueline A. Fliehler and Richard M. Fliehler; Linda S. Peters and David S. Peters; and Patti L. Schroeder and Mark A. Schroeder	11/12/09	Inst. 2009R03684

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Buchanan	IA	Estate of Rita H. Michael	11/12/09	Inst. 2009R03685

Buchanan	IA	Estate of Rita H. Michael	11/12/09	Inst. 2009R03686

Buchanan	IA	David W. Gamm and Kimberly M. Gamm	11/12/09	Inst. 2009R03691

Buchanan	IA	James R. Frye and Sue A. Frye	11/12/09	Inst. 2009R03687

Buchanan	IA	James R. Frye and Sue A. Frye	11/12/09	Inst. 2009R03692

Buchanan	IA	Donna M. Crow (an undivided 1/2 interest); and Donna Crow for the period of her lifetime, with the remainder interest in Terry and JoAnn Crow (an undivided 1/2 interest)	11/12/09	Inst. 2009R03693

Buchanan	IA	Donna M. Crow (an undivided 1/2 interest); and Donna Crow for the period of her lifetime, with the remainder interest in Terry and JoAnn Crow (an undivided 1/2 interest)	11/12/09	Inst. 2009R03694

Buchanan	IA

Buchanan	IA	Allen E. Alber and Eunice E. Alber	9/18/09	Inst. 2009R03072

Buchanan	IA	Gregory A. Alber and Susan M. Alber	9/18/09	Inst. 2009R03076

Buchanan	IA	Fredrick A. Becker and Ann M. Becker as Trustees of the Frederick A. Becker Trust dated 5/23/97, and Ann M. Becker and Fredrick A. Becker as Trustees of the Ann M. Becker Trust dated 5/23/97	9/18/09	Inst. 2009R03080

Buchanan	IA	Douglas A. Borrett and Madeline E. Borrett	9/18/09	Inst. 2009R03100

Buchanan	IA	Buffalo Creek Farms, LLP	9/18/09	Inst. 2009R03093

Buchanan	IA	Darin L. Burco	9/18/09	Inst. 2009R03114

Buchanan	IA	Gaylen Burco	9/18/09	Inst. 2009R03116

Buchanan	IA	Donald E. Burns and Anna T. Burns	9/18/09	Inst. 2009R03094

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Buchanan	IA	Donald D. Cook	9/18/09	Inst. 2009R03089

Buchanan	IA	Donald Cook	9/18/09	Inst. 2009R03088

Buchanan	IA	Donald Cook, LTD	9/18/09	Inst. 2009R03097

Buchanan	IA	Donald Cook, LTD	9/18/09	Inst. 2009R03087

Buchanan	IA	Margaret M. Cook, as Trustee under the provisions of a Trust Agreement created by Margaret M. Cook and dated 2/10/98	7/1/09	Inst. 2009R02213

Buchanan	IA	Donna M. Crow (an undivided 1/2 interest); and Donna Crow for the period of her lifetime, with the remainder interest in Larry Crow and Patricia Crow (an undivided 1/2 interest)	9/18/09	Inst. 2009R03104

Buchanan	IA	Nyle K. Cummings and Elizabeth A. Cummings, and Barbara R. Swales and Randall Swales	9/18/09	Inst. 2009R03078

Buchanan	IA	Christopher A. Curtis and Tracy A. Curtis	9/18/09	Inst. 2009R03098

Buchanan	IA	Glenn M. Curtis, Jr. and Connie Curtis	9/18/09	Inst. 2009R03099

Buchanan	IA	Thomas Joseph Doyle and Marlene Ann Doyle	9/18/09	Inst. 2009R03112

Buchanan	IA	Thomas J. Doyle and Marlene A. Doyle	9/18/09	Inst. 2009R03115

Buchanan	IA	Daniel L. Forsyth and Kathryn Forsyth	9/18/09	Inst. 2009R03084

Buchanan	IA	James R. Frye and Sue A. Frye	7/1/09	Inst. 2009R02214

Buchanan	IA	Effie M. Frye, as Trustee under the provisions of a Declaration of Trust / an Agreement of Trust, dated 4/30/02, and known as The Effie M. Frye Revocable Trust dated 4/30/02, and Norman S. Frye, Jr. as Trustee under the	9/18/09	Inst. 2009R03086

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
provisions of a Declaration of Trust / an Agreement of Trust, dated 4/30/02, and known as the The Norman S. Frye,. Jr. Revocable Trust dated 4/30/02

Buchanan	IA	Miriam F. Gamm, John M. Buckman, and Dale B. Buckman	9/18/09	Inst. 2009R03085

Buchanan	IA	Paul K. Gilson and Rosemary Gilson, an undivided one-fourth interest; and John D. Gilson, an undivided three-fourths interest	9/18/09	Inst. 2009R03106

Buchanan	IA	Larry Goedken; Francis Goedken and Lori Goedken	9/18/09	Inst. 2009R03079

Buchanan	IA	David A. Hoefer and Michelle M. Hoeffer	9/18/09	Inst. 2009R03101

Buchanan	IA	C. Dean Hoffman and Kay A. Hoffman	9/18/09	Inst. 2009R03081

Buchanan	IA	Pearl A. Hullermann, as Trustee under the provisions of a Trust Agreement created by Pearl A. Hullermann and dated 8/23/88	9/18/09	Inst. 2009R03102

Buchanan	IA	Gary W. Jackson and Betty L. Jackson	9/18/09	Inst. 2009R03105

Buchanan	IA	The Joyce M. Jasper Family Revocable Living Trust	9/18/09	Inst. 2009R03103

Buchanan	IA	Florian A. Koch and Katherine J. Koch	9/18/09	Inst. 2009R03109

Buchanan	IA	Jerome J. Koch, as Trustee under the provisions of a Trust Agreement created by Jerome J. Koch and dated 5/23/89 (an undivided 1/2 interest); and Verna M. Koch, as Trustee under the provisions of a Trust Agreement created by Verna M. Koch and dated 5/23/89 (an undivided 1/2 interest)	9/18/09	Inst. 2009R03110

Buchanan	IA	Louis B. Koch Revocable Trust dated 12/21/07	9/18/09	Inst. 2009R03075

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Buchanan	IA	James A. Kremer and Kimberly K. Kremer	9/18/09	Inst. 2009R03091

Buchanan	IA	Ralph J. Kremer and Inez J. Kremer	9/18/09	Inst. 2009R03095

Buchanan	IA	Jerry L. Morey and Judy A. Morey	9/18/09	Inst. 2009R03074

Buchanan	IA	Murley Partners	9/18/09	Inst. 2009R03090

Buchanan	IA	Roxanne L. Newhoff and Dirk K. Newhoff	9/18/09	Inst. 2009R03111

Buchanan	IA	Offerman Farms, Inc.	9/18/09	Inst. 2009R03096

Buchanan	IA	Harlan L. Peterson and Mary Beth Peterson	9/18/09	Inst. 2009R03073

Buchanan	IA	Douglas J. Rathbun and Janel Rathbun and Neal S. Rathbun	9/18/09	Inst. 2009R03083

Buchanan	IA	Robert W. Riechers and LaVelle Riechers	9/18/09	Inst. 2009R03108

Buchanan	IA	John J. Richardson and Velma M. Richardson	9/18/09	Inst. 2009R03092

Buchanan	IA	Jerry L. Schima and Eileen G. Schima	7/1/09	Inst. 2009R02212

Buchanan	IA	Leon Glen Schweitzer	9/18/09	Inst. 2009R03107

Buchanan	IA	James F. Shekleton and Kenneth J. Shekleton	4/30/09	Inst. 2009R01434

Buchanan	IA	Mary P. Short	9/18/09	Inst. 2009R03077

Buchanan	IA	Patricia M. Turner and Joseph Turner, Miriam J. Snyder, Jerome M. Krebsbach, Mary Ann Snyder and Richard Snyder, Colleen M. Mizer and Dale Mizer, James M. Krebsbach and Judith Krebsbach, and Marlene Krebsbach Smith a/k/a Marlene Smith and Thomas Smith	9/18/09	Inst. 2009R03082

Buchanan	IA	Maxine Wessels, a/k/a Maxine F. Wessels; and Jerry Wessels and Jean Wessels	9/18/09	Inst. 2009R03113

Clinton	IA	Richard L. Campbell and Mary B. Campbell	7/27/09	Doc. 2009-06809

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Clinton	IA	Angela Woods	7/17/09	Doc. 2009-06581

Clinton	IA	Dennis R. Campbell and Kristin S. Campbell	7/27/09	Doc. 2009-06810

Clinton	IA	Marian Griebel	7/17/09	Doc. 2009-06582

Clinton	IA	Alta Dosland Trust	7/17/09	Doc. 2009-06585

Clinton	IA	Glenita Acres, Inc.	7/17/09	Doc. 2009-06584

Clinton	IA	Donald J. Block and Gail D. Block	7/17/09	Doc. 2009-06583

Clinton	IA	Interstate Power and Light Company, as Assignor	7/30/09	Doc. 2009-06920

Dallas	IA	Perry Community School District	5/18/09	Doc. 8186	Book 2009; Page 8186

Delaware	IA	Innovative Ag Services, Co.	11/12/09	Doc. 2009 4247	Book 2009; Page 4247

Delaware	IA	Dennis Ahrens, a/k/a Dennis Lavern Ahrens and Sandra K. Ahrens	7/1/09	Doc. 2009 2608	Book 2009; Page 2608

Delaware	IA	William John Dale Bandy, Deceased	7/10/09	Doc. 2009 2769	Book 2009; Page 2769

Delaware	IA	Mary K. Breitbach and Tim Breitbach	8/14/09	Doc. 2009 3203	Book 2009; Page 3203

Delaware	IA	Mary Ann C. Bries	8/14/09	Doc. 2009 3206	Book 2009; Page 3206

Delaware	IA	Delrose G. Broghammer and Anthony Broghammer	8/14/09	Doc. 2009 3198	Book 2009; Page 3198

Delaware	IA	Delrose G. Broghammer and Anthony Broghammer	8/14/09	Doc. 2009 3199	Book 2009; Page 3199

Delaware	IA	Wayne R. Burbridge and Debra J. Burbridge	7/1/09	Doc. 2009 2620	Book 2009; Page 2620

Delaware	IA	Wayne A. Burkle and Marcia L. Burkle	10/7/09	Doc. 2009 3836	Book 2009; Page 3836

Delaware	IA	Buttercup Acres, LLC	7/10/09	Doc. 2009 2764	Book 2009; Page 2764

Delaware	IA	Robert J. Demmer and Sharon K. Demmer	10/7/09	Doc. 2009 3823	Book 2009; Page 3823

Delaware	IA	Carl Deppe and Deborah Deppe, a/k/a Deborah J. Deppe	8/14/09	Doc. 2009 3217	Book 2009; Page 3217

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Delaware	IA	William J. Deppe and Rose Mary Deppe	7/1/09	Doc. 2009 2624	Book 2009; Page 2624

Delaware	IA	Jean Downs	10/7/09	Doc. 2009 3835	Book 2009; Page 3835

Delaware	IA	Shawn D. Downs	8/14/09	Doc. 2009 3214	Book 2009; Page 3214

Delaware	IA	EJC Farms, LC	7/10/09	Doc. 2009 2776	Book 2009; Page 2776

Delaware	IA	Arthur E. Eschen, Jr. and Bonita Eschen, Trustees of The Eschen Family Trust	10/7/09	Doc. 2009 3827	Book 2009; Page 3827

Delaware	IA	Donald H. and Beverly A. Fessler	8/14/09	Doc. 2009 3211	Book 2009; Page 3211

Delaware	IA	Mark Francois, a/k/a Mark E. Francois and Ellen Francois, a/k/a Ellen A. Francois	8/14/09	Doc. 2009 3197	Book 2009; Page 3197

Delaware	IA	Richard Foust and Dianne K. Foust	7/1/09	Doc. 2009 2629	Book 2009; Page 2629

Delaware	IA	David L. Gearhart and Barbara Gearhart	8/14/09	Doc. 2009 3204	Book 2009; Page 3204

Delaware	IA	Kenneth E. Hansel and Joanne O. Hansel	7/1/09	Doc. 2009 2607	Book 2009; Page 2607

Delaware	IA	Paul T. Heffernen and Elizabeth A. Heffernen	7/1/09	Doc. 2009 2627	Book 2009; Page 2627

Delaware	IA	Donald F. Helle and Ardella M. Helle	7/1/09	Doc. 2009 2613	Book 2009; Page 2613

Delaware	IA	Clarence E. Hermsen and Theresa R. Hermsen	10/7/09	Doc. 2009 3824	Book 2009; Page 3824

Delaware	IA	Hilltop Pork, Inc.	8/14/09	Doc. 2009 3205	Book 2009; Page 3205

Delaware	IA	Hilltop Pork, Inc.	7/1/09	Doc. 2009 2617	Book 2009; Page 2617

Delaware	IA	David D. Hunt and Georgia L. Hunt	7/1/09	Doc. 2009 2632	Book 2009; Page 2632

Delaware	IA	Gary W. Jackson and Betty L. Jackson	10/7/09	Doc. 2009 3825	Book 2009; Page 3825

Delaware	IA	Gary W. Jackson and Betty L. Jackson	10/7/09	Doc. 2009 3826	Book 2009; Page 3826

Delaware	IA	Glenn Harold Jefferis and Joan Jefferis; and Betty Jean Ponsford	8/14/09	Doc. 2009 3210	Book 2009; Page 3210

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Delaware	IA	Rodney D. Johnson and Colleen S. Johnson	7/1/09	Doc. 2009 2610	Book 2009; Page 2610

Delaware	IA	Arlene Thelma Jones and Theodore McCarty as Trustee of the Trust under the Last Will & Testament of Keith A. Jones, Deceased	7/1/09	Doc. 2009 2623	Book 2009; Page 2623

Delaware	IA	Joan Kelley, a/k/a Joan A. Kelley, a/k/a Joan Kelley-Schmidt and Leroy Schmidt	8/14/09	Doc. 2009 3212	Book 2009; Page 3212

Delaware	IA	Jon M. Klein	7/10/09	Doc. 2009 2767	Book 2009; Page 2767

Delaware	IA	Jon M. Klein	7/10/09	Doc. 2009 2765	Book 2009; Page 2765

Delaware	IA	John E. Kluesner, a/k/a John Emil Kluesner and Cindy Kluesner	8/14/09	Doc. 2009 3209	Book 2009; Page 3209

Delaware	IA	Allan C. Koelker and Marian A. Koelker	7/1/09	Doc. 2009 2628	Book 2009; Page 2628

Delaware	IA	Paul T. Krogmann, a/k/a Paul Thomas Krogmann and Rosemary M. Krogmann	7/1/09	Doc. 2009 2616	Book 2009; Page 2616

Delaware	IA	Robert P. Krogmann, a/k/a Robert Paul Krogmann	8/17/09	Doc. 2009 3242	Book 2009: Page 3242

Delaware	IA	John H. Kruse and Donna T. Kruse	7/1/09	Doc. 2009 2601	Book 2009: Page 2601

Delaware	IA	Michael Kruse and Lois Kruse	7/1/09	Doc. 2009 2621	Book 2009: Page 2621

Delaware	IA	Scott A. Langel	7/1/09	Doc. 2009 2611	Book 2009: Page 2611

Delaware	IA	Dennis and Jean Marie Loesche	8/14/09	Doc. 2009 3213	Book 2009: Page 3213

Delaware	IA	Dennis Loesche and Jean Marie Loesche	7/10/09	Doc. 2009 2770	Book 2009: Page 2770

Delaware	IA	Randall L. Loesche	7/1/09	Doc. 2009 2618	Book 2009: Page 2618

Delaware	IA	Russell Loesche and Freida Loesche	8/14/09	Doc. 2009 3196	Book 2009: Page 3196

Delaware	IA	Mary Klaus McCracken and Ronald L. McCracken	7/10/09	Doc. 2009 2766	Book 2009: Page 2766

Delaware	IA	David McGraw and Katherine McGraw	8/14/09	Doc. 2009 3200	Book 2009: Page 3200

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Delaware	IA	David McGraw and Katherine McGraw	8/14/09	Doc. 2009 3201	Book 2009: Page 3201

Delaware	IA	Millenkamp Farms Corporation	7/10/09	Doc. 2009 2771	Book 2009: Page 2771

Delaware	IA	Millenkamp Farms, Corp	7/10/09	Doc. 2009 2772	Book 2009: Page 2772

Delaware	IA	Millenkamp Farms Corporation	7/10/09	Doc. 2009 2775	Book 2009: Page 2775

Delaware	IA	Millenkamp Farms, Corp	8/14/09	Doc. 2009 3202	Book 2009: Page 3202

Delaware	IA	Millenkamp Farms Corporation	7/10/09	Doc. 2009 2774	Book 2009: Page 2774

Delaware	IA	Millenkamp Farms, Corp	7/10/09	Doc. 2009 2773	Book 2009: Page 2773

Delaware	IA	Allen D. Monaghan and Keila R. Monaghan	7/1/09	Doc. 2009 2600	Book 2009: Page 2600

Delaware	IA	LeRoy B. Mullis, Trustee, LeRoy B Mullis Revocable Inter Vivos Trust and Elaine A. Mullis, Trustee, Elaine Mullis Revocable Inter Vivos Trust	7/1/09	Doc. 2009 2605	Book 2009: Page 2605

Delaware	IA	LeRoy B. Mullis, Trustee of the LeRoy B Mullis Revocable Inter Vivos Trust and Elaine Mullis, Trustee of the Elaine Mullis Revocable Inter Vivos Trust	7/1/09	Doc. 2009 2595	Book 2009: Page 2595

Delaware	IA	John P. Nefzger and Linda L. Nefzger	7/1/09	Doc. 2009 2596	Book 2009: Page 2596

Delaware	IA	Ralph Donald Nieman and Reva Christine Nieman	7/1/09	Doc. 2009 2630	Book 2009: Page 2630

Delaware	IA	Gerald B. Nurre and Rita M. Nurre	7/1/09	Doc. 2009 2604	Book 2009: Page 2604

Delaware	IA	Gary B. Nurre and Rita M. Nurre	7/1/09	Doc. 2009 2603	Book 2009: Page 2603

Delaware	IA	Donald J. Pottebaum and Jean K. Pottebaum	7/1/09	Doc. 2009 2609	Book 2009: Page 2609

Delaware	IA	Donald J. Pottebaum and Jean K. Pottebaum	8/14/09	Doc. 2009 3195	Book 2009: Page 3195

Delaware	IA	Marty A. Pottebaum	7/1/09	Doc. 2009 2631	Book 2009: Page 2631

Delaware	IA	Don Preussner, a/k/a Don A. Preussner and Beverly Preussner	7/1/09	Doc. 2009 2597	Book 2009: Page 2597

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Delaware	IA	Don A. Preussner and Beverly Preussner	7/1/09	Doc. 2009 2598	Book 2009: Page 2598

Delaware	IA	Eugene Prier, a/k/a Eugene A. Prier	7/1/09	Doc. 2009 2622	Book 2009: Page 2622

Delaware	IA	Bette J. Raus and Bill Raus	8/14/09	Doc. 2009 3208	Book 2009: Page 3208

Delaware	IA	Joan L. Recker	7/1/09	Doc. 2009 2633	Book 2009: Page 2633

Delaware	IA	Alfred C. Reinart and Agnes Ann Reinart	7/1/09	Doc. 2009 2612	Book 2009: Page 2612

Delaware	IA	James E. Richter and Theresa E. Richter	8/14/09	Doc. 2009 3215	Book 2009: Page 3215

Delaware	IA	James E. Richter and Theresa E. Richter	8/14/09	Doc. 2009 3216	Book 2009: Page 3216

Delaware	IA	Esther I. Ries	7/1/09	Doc. 2009 2614	Book 2009: Page 2614

Delaware	IA	Esther I. Ries	7/1/09	Doc. 2009 2615	Book 2009: Page 2615

Delaware	IA	William D. Ryan and Marlene Ryan	7/1/09	Doc. 2009 2599	Book 2009: Page 2599

Delaware	IA	LeRoy John Schnieders, Trustee of the LeRoy John Schnieders Revocable Inter Vivos Trust and Mary Valene Schnieders, Trustee of the Mary Valene Schnieders Revocable Inter Vivos Trust	10/7/09	Doc. 2009 3833	Book 2009: Page 3833

Delaware	IA	LeRoy John Schnieders, Trustee of the LeRoy John Schnieders Revocable Inter Vivos Trust and Mary Valene Schnieders, Trustee of the Mary Valene Schnieders Revocable Inter Vivos Trust	10/7/09	Doc. 2009 3832	Book 2009: Page 3832

Delaware	IA	Clarence Spellerberg and Arlene Spellerberg	7/1/09	Doc. 2009 2606	Book 2009: Page 2606

Delaware	IA	Agnes A. Steffensmeier	10/7/09	Doc. 2009 3830	Book 2009: Page 3830

Delaware	IA	Swanson Family Farms Corporation	10/7/09	Doc. 2009 3839	Book 2009: Page 3839

Delaware	IA	Daryl J. Vaske and Jennifer L. Vaske	7/1/09	Doc. 2009 2619	Book 2009: Page 2619

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Delaware	IA	Leon A. Vaske and Verna A. Vaske	7/1/09	Doc. 2009 2626	Book 2009: Page 2626

Delaware	IA	Loretta F. Vaske	7/1/09	Doc. 2009 2625	Book 2009: Page 2625

Delaware	IA	Judith R. Welling, Walter Welling, and Peter J. Welling and Stacey Welling; and Raymond B. Vaske as Trustee of the Raymond B Vaske Trust dated 7/25/07	10/7/09	Doc. 2009 3837	Book 2009: Page 3837

Delaware	IA	Cory Westhoff and Michele Westhoff	10/7/09	Doc. 2009 3838	Book 2009: Page 3838

Delaware	IA	Arthur White	8/14/09	Doc. 2009 3207	Book 2009: Page 3207

Delaware	IA	Fred E. Willenborg, Trustee of the Fred E. Willenborg Revocable Inter Vivos Trust and Ruth H. Willenborg, Trustee of the Ruth H. Willenborg Revocable Inter Vivos Trust	7/10/09	Doc. 2009 2768	Book 2009: Page 2768

Delaware	IA	Harley H. Willenborg and Rose Ann Willenborg	7/1/09	Doc. 2009 2602	Book 2009: Page 2602

Delaware	IA	Donald W. Lahr	11/12/09	Doc. 2009 4242	Book 2009; Page 4242

Delaware	IA	Allen F. Remling Estate	11/12/09	Doc. 2009 4245	Book 2009; Page 4245

Delaware	IA	Gary Lee Deutmeyer and John Joseph Deutmeyer, Co-Executors of the Estate of Laverne Andrew Deutmeyer, Deceased	11/12/09	Doc. 2009 4244	Book 2009; Page 4244

Delaware	IA	Diane Bessey, a/k/a Dolly Bessey and Randy Bessey	11/12/09	Doc. 2009 4243	Book 2009; Page 4243

Delaware	IA	Janet M. Woeste, Ronald D. Woeste and Steven F. Woeste as Trustees of the Trust Under the Last Will & Testament of Roger W. Woeste, Deceased	11/12/09	Doc. 2009 4246	Book 2009; Page 4246

Des Moines	IA	Linda M. Long	5/11/09	2009-002241

Dickinson	IA	David E. Leith Intervivos Trust	4/13/09	Inst. 09-02311	Book 32; Page 539

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Dickinson	IA	Suzanne Edington and Frank D. Edington, Jr.	7/31/09	Inst. 09-04974	Book 33; Page 647

Dubuque	IA	Gerald N. Arensdorf and Rita M. Arensdorf	9/24/09	Doc. 006571730002
File 2009-00018215

Dubuque	IA	Ricky C. Bergfeld and Amy S. Bergfeld	8/7/09	Doc. 006538320002
File 2009-00015718

Dubuque	IA	Elizabeth Bockenstedt	8/7/09	Doc. 006538400002
File 2009-00015726

Dubuque	IA	Thomas J. Budde	6/30/09	Doc. 006502090002
File 2009-00013083

Dubuque	IA	City of New Vienna	8/7/09	Doc. 006538290002
File 2009-00015715

Dubuque	IA	Harlan Clapham (Contract Seller); Richard H. Brodersen (Contract Purchaser)	9/24/09	Doc. 006571660002
File 2009-00018208

Dubuque	IA	Dale J. Cook Testamentary Trust	6/30/09	Doc. 006502100002
File 2009-00013084

Dubuque	IA	Joseph A. Demmer and Dixie L. Demmer	9/24/09	Doc. 006571700002
File 2009-00018212

Dubuque	IA	Wayne J. Demmer and Joan I. Demmer	9/24/09	Doc. 006571690002
File 2009-00018211

Dubuque	IA	Patrick S. Engelken and Carol Engelken	8/7/09	Doc. 006538300002
File 2009-00015716

Dubuque	IA	Donald Fangmann	8/7/09	Doc. 006538500002
File 2009-00015736

Dubuque	IA	Gansen Family Limited Partnership	8/7/09	Doc. 006538360002
File 2009-00015722

Dubuque	IA	Daniel E. Gansen and Barbara J. Gansen	6/30/09	Doc. 006502150002
File 2009-00013089

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Dubuque	IA	William V. Gansen and Elaine M. Gansen	8/7/09	Doc. 006538280002
File 2009-00015714

Dubuque	IA	Declaration of Trust of Frances A. Gansen dated 12/16/96	8/7/09	Doc. 006538370002 File 2009-00015723

Dubuque	IA	Gerald Gaul and Joan Gaul	9/24/09	Doc. 006571630002
File 2009-00018205

Dubuque	IA	John P. Gremmel and Julie L. Gremmel	9/24/09	Doc. 006571670002
File 2009-00018209

Dubuque	IA	Frederick J. Henneberry and Virginia M. Henneberry	6/30/09	Doc. 006502120002
File 2009-00013086

Dubuque	IA	Richard J. Hoffman and Marilla A. Hoffman	8/7/09	Doc. 006538440002
File 2009-00015730

Dubuque	IA	The Joyce M. Jasper Family Revocable Living Trust	8/7/09	Doc. 006538340002
File 2009-00015720

Dubuque	IA	Stuart F. Leggett and Frances I. Leggett (Contract Sellers); Curt Kass and Karen Kass (Contract Buyers)	9/24/09	Doc. 006571740003 File 2009-00018216

Dubuque	IA	Robert Kloser and Karen Kloser	6/30/09	Doc. 006502130002
File 2009-00013087

Dubuque	IA	Jason Kremer and Linette Kremer	8/7/09	Doc. 006538450002
File 2009-00015731

Dubuque	IA	Ruth A. Koos and Donald J. Koos	8/7/09	Doc. 006538350002
File 2009-00015721

Dubuque	IA	Paul M. Koerperich and Catherine A. Koerperich	6/30/09	Doc. 006502140002
File 2009-00013088

Dubuque	IA	Thomas V. Langel and Amelia A. Langel	8/7/09	Doc. 006538490002
File 2009-00015735

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Dubuque	IA	Michael J. Lehmann and Ruth A. Lehmann (Contract Sellers) and Russell Lehmann (Contract Buyer)	6/30/09	Doc. 006502080003 File 2009-00013082

Dubuque	IA	Ann Kennedy Ludovissy, Maureen A. Kennedy, and Katherine J. Kennedy Flannery	6/30/09	Doc. 006502050004 File 2009-00013079

Dubuque	IA	Leonard McCarthy	6/30/09	Doc. 006502110002 File 2009-00013085

Dubuque	IA	Philip J. McCarthy and Colleen M. McCarthy	6/30/09	Doc. 006502060002 File 2009-00013080

Dubuque	IA	Philip J. McCarthy and Colleen M. McCarthy	6/30/09	Doc. 006502070002 File 2009-00013081

Dubuque	IA	James J. Mueller and Carol J. Mueller	8/7/09	Doc. 006538330002 File 2009-00015719

Dubuque	IA	James J. Mueller and Carol J. Mueller	8/7/09	Doc. 006538420002 File 2009-00015728

Dubuque	IA	James J. Mueller and Carol J. Mueller	8/7/09	Doc. 006538410002 File 2009-00015727

Dubuque	IA	Cory J. Pfab and Susan L. Pfab	8/7/09	Doc. 006538430002 File 2009-00015729

Dubuque	IA	Donald P. Rauen, Jr. and Carolyn Rauen; William P. Rauen; and Michael P. Rauen	8/7/09	Doc. 006538270004 File 2009-00015713

Dubuque	IA	Craig A. Recker and Susan J. Recker	9/24/09	Doc. 006571720002 File 2009-00018214

Dubuque	IA	Donald J. Schmidt and Erna M. Schmidt	6/30/09	Doc. 006502040002 File 2009-00013078

Dubuque	IA	John W. Smith and Maria A. Smith	8/7/09	Doc. 006538510002 File 2009-00015737

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Dubuque	IA	Kirk T. Snedden and Gayle J. Snedden	8/7/09	Doc. 006538310002 File 2009-00015717

Dubuque	IA	Nicholas P. Smith and Jessica A. Smith	9/25/09	Doc. 006572700002 File 2009-00018290

Dubuque	IA	Charles R. Sroka and Georgia M. Sroka	8/7/09	Doc. 006538460002 File 2009-00015732

Dubuque	IA	Dale J. Waller and Shelly A. Waller	8/7/09	Doc. 006538380002 File 2009-00015724

Dubuque	IA	Dale J. Waller and Shelly A. Waller	8/7/09	Doc. 006538390002 File 2009-00015725

Dubuque	IA	1/7 to John F. Walsh, 1/7 to Clement Walsh, 1/7 to Catherine M. Walsh, 1/7 to Angela Walsh, 1/7 to Anne Marie Walsh, 1/7 to Mary Ellen Walsh and 1/7 to William Walsh	9/24/09	Doc. 006571750008 File 2009-00018217

Dubuque	IA	Dennis E. Willenborg and Carol Ann L. Willenborg	8/7/09	Doc. 006538520002 File 2009-00015738

Dubuque	IA	Donna Mae Zimmerman	8/7/09	Doc. 006538470002 File 2009-00015733

Dubuque	IA	Seippel House, LLC	4/6/09	Doc. 006409040002 File 2009-00006439

Dubuque	IA	Spiegel Family Realty Company Iowa, LLC	3/16/09	Doc. 006384760002 File 2009-00004772

Dubuque	IA	City of Peosta, Iowa	6/8/09	Doc. 006479240002 File 2009-00011189

Dubuque	IA	City of Peosta, Iowa	3/16/09	Doc. 006384770002 File 2009-00004773

Dubuque	IA	Gerald L. Conrad and Jean M. Conrad	11/23/09	Doc. 006614970005 File 2009-00021383

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Dubuque	IA	Hilda M. Kramer, an undivided 1/2 interest, and Jane Mary Kramer Anthony, an undivided 1/2 interest	11/23/09	Doc. 006614980002 File 2009-00021384

Dubuque	IA	Thomas J. Hoeger, Sr. and Marlene E. Hoeger	11/23/09	Doc. 006614990002 File 2009-00021385

Dubuque	IA	St. John the Baptist Cemetery Association, Peosta, Iowa	11/23/09	Doc. 006615000003 File 2009-00021386

Franklin	IA	Robert T. Hamilton, Inc.	12/26/08	Inst. 20083023

Franklin	IA	Robert T. Hamilton, Inc.	12/26/08	Inst. 20083036

Franklin	IA	Dianne B. Christopher	12/26/08	Inst. 20083026

Franklin	IA	Charles Fitz	12/26/08	Inst. 20083029

Franklin	IA	Dale and Irene Hackbarth Farms, Inc.	12/26/08	Inst. 20083035

Franklin	IA	Elena A. Ites	12/26/08	Inst. 20083027

Franklin	IA	Raejean Schafer	12/26/08	Inst. 20083033

Franklin	IA	Mike L. Rankin	12/26/08	Inst. 20083030

Franklin	IA	James Randall Toomsen and Ellen Elizabeth Toomsen	12/26/08	Inst. 20083028

Franklin	IA	W.K. Meyer Farms, L.C., one-half interest; Constance J. Meyer, one-half interest	12/26/08	Inst. 20083034

Franklin	IA	David D. Williams	12/26/08	Inst. 20083024

Franklin	IA	James A. Rankin	12/26/08	Inst. 20083037

Franklin	IA	James A. Rankin and Kathryn M. Rankin	12/26/08	Inst. 20083039

Franklin	IA	Kathryn M. Rankin	12/26/08	Inst. 20083038

Franklin	IA	Stockdale Farms, Ltd.	12/26/08	Inst. 20083031

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Greene	IA	Barbara Liesener and Robert L. Liesener	7/8/09	Inst. 2009-1089	Book 27 Page 418

Greene	IA	Lovila A. Hansen, 1/2 interest and Lovila A. Hansen, Life Estate, Remainder to Steven D. Hansen, Donna J. Bills, Debra A. Laster and Donald Laster, Julie A. Bylund and Roger Bylund and Kathy A. Hansen, in equal shares, 1/2 interest	7/27/09	Inst. 2009-1182	Book 27 Page 440

Greene	IA	Louis Dreyfus Commodities Grand Junction, LLC	4/1/09	Inst. 2009-0520	Book 27 Page 324

Hamilton	IA	William Marsau and Stacy Marsau	5/7/09	Doc. 2009 1197

Hamilton	IA	Norman E. Ross Trust and Caryl J. Ross, Initial Trustee of the Caryl J. Ross Family Trust Agreement dated 10/16/90	5/14/09	Doc. 2009 1266

Hamilton	IA	Van Diest Supply Company	5/7/09	Doc. 2009 1193

Hamilton	IA	Daryl E. Erickson and Barbara Z. Erickson	5/7/09	Doc. 2009 1194

Hamilton	IA	Matthew D. Carlson and Carol E. Carlson, as Joint Tenants with Right of Survivorship and not as Tenants in Common	5/7/09	Doc. 2009 1196

Hamilton	IA	Sandra K. Long	5/7/09	Doc. 2009 1198

Hamilton	IA	Steve Carlson (an undivided 1/2 interest) and Steve Carlson and Janice A. Carlson (an undivided 1/2 interest)	5/7/09	Doc. 2009 1199

Hamilton	IA	Betty Runyan, Edward Dean Runyan, Larry Runyan, Nancy Runyan, Colleen Runyan Milburn, Linda Runyan DeVore, Ronald Runyan and Rosalie Runyan Dopita, Sellers, and Carlson Farmland LLC, Buyer	5/7/09	Doc. 2009 1195

Hardin	IA	Eldora Industrial Development Corp.	8/7/09	Doc. 2009 2443

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Hardin	IA	Robert T. Hamilton and Arlene M. Hamilton	12/24/08	Doc. 2008 3954

Hardin	IA	Robert T. Hamilton	12/24/08	Doc. 2008 3953

Hardin	IA	Robert T. Hamilton and Arlene M. Hamilton	12/24/08	Doc. 2008 3955

Hardin	IA	Dennis Barrick	12/24/08	Doc. 2008 3956

Hardin	IA	Jason Lettow	12/24/08	Doc. 2008 3950

Hardin	IA	Merle L. Rankin	12/24/08	Doc. 2008 3951

Hardin	IA	James A. Rankin	12/24/08	Doc. 2008 3952

Hardin	IA	Joe Paglia and Wade Allen Paglia	10/2/09	Doc. 2009 3018

Hardin	IA	Joe Paglia and Wade Allen Paglia	6/24/09	Doc. 2009 1861

Hardin	IA	Robert Winter and Nancy Winter	6/8/09	Doc. 2009 1591

Hardin	IA	Strathe, Inc.	6/8/09	Doc. 2009 1589

Hardin	IA	Marlyn Steinfeldt	6/10/09	Doc. 2009 1663

Hardin	IA	Remington Seeds LLC	6/11/09	Doc. 2009 1705

Hardin	IA	Marilyn Johanna Reinertson and Jason Lee Reinertson	6/8/09	Doc. 2009 1587

Hardin	IA	Edward L. Mosher and Rachel Seward Groepper Mosher	6/8/09	Doc. 2009 1590

Hardin	IA	Vickie J. McDonald and Joyce A. McDonald	7/2/09	Doc. 2009 1990

Hardin	IA	Richard J. Mannetter and Cindy Lee Mannetter	6/24/09	Doc. 2009 1858

Hardin	IA	James W. Mannetter, Trustee of the James W. Mannetter Revocable Trust UAD the 12th day of May, 1995 and Ruth M. Mannetter, Trustee of the Ruth M. Mannetter Revocable Trust UAD the 12th day of May, 1995	6/24/09	Doc. 2009 1860

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Hardin	IA	M Farms, Inc.	6/10/09	Doc. 2009 1672

Hardin	IA	Richard Lawler and Mary Lou Lawler	6/8/09	Doc. 2009 1588

Hardin	IA	Martin Kasischke and Judith Kasischke	6/10/09	Doc. 2009 1667

Hardin	IA	Hubbard Maple Street Apartments, LLC	6/10/09	Doc. 2009 1664

Hardin	IA	Hubbard Care Center, Inc.	6/10/09	Doc. 2009 1668

Hardin	IA	Hubbard Care Center, Inc.	6/10/09	Doc. 2009 1669

Hardin	IA	H.D. Hudson Manufacturing	6/24/09	Doc. 2009 1859

Hardin	IA	Hardin County	6/10/09	Doc. 2009 1671

Hardin	IA	Audrey Freitag and Arnold Freitag	6/10/09	Doc. 2009 1665

Hardin	IA	George E. Faust as Trustee of the George E. Faust Trust dated 9/20/99, and Carma R. Faust as Trustee of the Carma R. Faust Trust dated 9/20/99	6/11/09	Doc. 2009 1703

Hardin	IA	City of Hubbard, Iowa	6/10/09	Doc. 2009 1670

Hardin	IA	Sharon Ann Balvanz as Trustee of the Sharon Ann Balvanz Trust	6/10/09	Doc. 2009 1666

Hardin	IA	James G. Frevert as Trustee of the James G. Frevert Revocable Trust under date of 11/5/02 and Clare E. Frevert as Trustee of the Clare E. Frevert Revocable Trust under date of 11/5/02	9/25/09	Doc. 2009 2937

Hardin	IA	Arlan W. Eller and Darlys E. Eller	10/14/09	Doc. 2009 3133

Jackson	IA	Dave H. Niensteadt and Patricia A. Niensteadt	11/23/09	Doc. 09-4537	Book 2009; Page 4537

Jackson	IA	James A. Guerdet, Janelle M Donahue and Mary Carol Guerdet	11/23/09	Doc. 09-4538	Book 2009; Page 4538

Jackson	IA	Timothy Waller	11/23/09	Doc. 09-4539	Book 2009; Page 4539

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Jasper	IA	AG/IRG WPM Newton, LLC	3/13/09	Doc. 001783990004 File 2009-00001442

Lee (North)	IA	Robert Buechel and Larry Buechel	6/29/09	Doc. 2009 2025	Book 09N; Page 2025

Linn	IA	Linn County, Iowa, Conservation Board	10/15/09	Doc. 014518400002	Book 7433; Page 60

Linn	IA	Rodney Grother and Mary Grother	1/19/09	Doc. 013912710003 Inst. 200900038403	Book 7163; Page 471

Linn	IA	Lee Crawford Quarry Company	4/29/09	Doc. 014155510002 Inst. 200900061116	Book 7263; Page 29

Linn	IA	Diane K. Spicer	4/2/09	Doc. 014090870002 Inst. 200900055165	Book 7237; Page 4023

Linn	IA	Rockwood Farms, Inc.	4/29/09	Doc. 014155470002 Inst. 200900061112	Book 7263; Page 21

Linn	IA	Verlyn D. Jackson and Mary Ann Jackson	4/2/09	Doc. 014090880002 Inst. 200900055166	Book 7237; Page 404

Linn	IA	William K. Robinson and Debra J. Robinson	4/29/09	Doc. 014155460002 Inst. 200900061111	Book 7263; Page 19

Linn	IA	Dwight D. Walters and Wendy A. Walters	4/29/09	Doc. 014155490002 Inst. 200900061114	Book 7263; Page 25

Linn	IA	Gary W. Lefebure and Bonita A. Lefebure, Trustees of the Gary W. Lefebure Family Trust; Dean J. Lefebure and Debra L. Lefebure, Trustees of the Dean J. and Debra L. Lefebure Family Trust; Dale A. Lefebure and Kristana K. Lefebure, Trustees of the Dale A. and Kristana K. Lefebure Family Trust; and John D. Lefebure and Margaret E. Lefebure, Trustees of the Don and Peg Lefebure Family Trust	7/21/09	Doc. 014337080005	Book 7355; Page 281

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Linn	IA	Carrol A. Stark and Theodore W. Stark	4/29/09	Doc. 014155520002 Inst. 200900061117	Book 7263; Page 31

Linn	IA	Glenn E. Schanbacher and Christine L. Schanbacher	4/2/09	Doc. 014090860002 Inst. 200900055164	Book 7237; Page 400

Linn	IA	John T. Wiley, Jr. and Donna Wiley	4/29/09	Doc. 014155530002 Inst. 200900061118	Book 7263; Page 33

Linn	IA	Robert G. Brewer and Carol E. Brewer	7/29/09	Doc. 014352610003	Book 7363; Page 298

Linn	IA	The Cedar Rapids and Iowa City Railway	4/9/09	Doc. 014111740011 Inst. 200900056712	Book 7243; Page 485

Linn	IA	The Meth-Wick Community, Inc.	8/7/09	Doc. 014375360004	Book 7374; Page 239

Linn	IA	The Meth-Wick Community, Inc.	8/7/09	Doc. 014375370005	Book 7374; Page 243

Linn	IA	The Meth-Wick Community, Inc.	8/7/09	Doc. 014375380006	Book 7374; Page 248

Linn	IA	The Quaker Oats Company	8/25/09	Doc. 014406720007	Book 7387; Page 636

Linn	IA	Interstate Power and Light Company, as Assignor	6/12/09	Doc. 014259690016 Inst. 200900071902	Book 7314; Page 62

Linn	IA	Wesley Paul Howard and Ann Elizabeth Howard	8/24/09	Doc. 014403670002	Book 7386; Page 262

Linn	IA	Steven R. Powell and Jacqueline S. Powell	8/3/09	Doc. 014362440002	Book 7368; Page 205

Linn	IA	Russell R. Price and Marilyn E. Price	8/24/09	Doc. 014403660002	Book 7386; Page 260

Linn	IA	Josephine K. Scholtus	4/29/09	Doc. 014155500002 Inst. 200900061115	Book 7263; Page 27

Linn	IA	James O’Connell and Barbara O’Connell	4/29/09	Doc. 014155480002 Inst. 200900061113	Book 7263; Page 23

Linn	IA	Margaret Ann O’Connell	7/8/09	Doc. 014311800002	Book 7341; Page 487

Linn	IA	Margaret Ann O’Connell	7/8/09	Doc. 014311810002	Book 7341; Page 489

Louisa	IA	Lihs Inc	9/18/09		Fee Book 2009-0431

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Marshall	IA	Ora M. Whitaker and Darlene J. Whitaker	5/11/09	Doc. 003159090002 File 2009-00002511

Marshall	IA	Helen A. Anderson, Donn A. Anderson and Linda K. Monroe, Co-Trustees of the Residuary Trust of Ralph W. Anderson (an undivided 1/2 interest) and Helen A. Anderson (an undivided 1/2 interest)	5/11/09	Doc. 003159100003 File 2009-00002512

Marshall	IA	Ivadell I. Freiberg (Contract Seller) and Dan L. Freiberg (Contract Buyer)	5/11/09	Doc. 003159110002 File 2009-00002513

Marshall	IA	Carl P. Kurtz and Linda B. Kurtz	5/11/09	Doc. 003159120002 File 2009-00002514

Marshall	IA	Bruce Carl Robins	5/11/09	Doc. 003159140002 File 2009-00002516

Marshall	IA	Bruce Carl Robins; and a life estate in Elaine E. Robins, also known as Elaine Davis Robins (Contract Seller) and Bruce Carl Robins (Contract Buyer)	5/11/09	Doc. 003159130003 File 2009-00002515

Marshall	IA	Kendall J. Jensen and Lois Jensen and Kevin R. Jensen and Sharon Jensen	5/11/09	Doc. 003159150003 File 2009-00002517

Marshall	IA	Thomas E. Rittgers as Trustee of the Thomas E. Rittgers Revocable Inter Vivos Trust	5/11/09	Doc. 003159160002 File 2009-00002518

Marshall	IA	Patrick T. Milder and Ruth A Milder	5/11/09	Doc. 003159170002 File 2009-00002519

Marshall	IA	Glen Henze and Marcia R. Henze	5/11/09	Doc. 003159180002 File 2009-00002520

Marshall	IA	Alldunn L.L.C.	5/11/09	Doc. 003159190003 File 2009-00002521

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Marshall	IA	Richard A. Oehlsen and the Betty L. Oehlsen Residuary Trust, U/W Betty L. Oehlsen	5/11/09	Doc. 003159200003 File 2009-00002522

Marshall	IA	Larry Allen and Karen Allen	5/11/09	Doc. 003159210002 File 2009-00002523

Marshall	IA	Irene C. Armbrecht, Trustee of the Irene C. Armbrecht Trust created by Trust Agreement dated 2/23/93, 1/2 interest and Joseph C. Armbrecht, Trustee of the Joseph C. Armbrecht Trust created by Trust Agreement dated 2/23/93, 1/2 interest	5/11/09	Doc. 003159220003 File 2009-00002524

Marshall	IA	Edith G. Armbrecht (Contract Seller) and Allan R. Armbrecht and Linda R. Armbrecht, (Contract Buyers)	5/11/09	Doc. 003159230003 File 2009-00002525

Marshall	IA	Henry Armbrecht and Kimberly Moon — Armbrecht	5/11/09	Doc. 003159240002 File 2009-00002526

Marshall	IA	Orville K. Edler and Marian L. Edler	5/11/09	Doc. 003159250002 File 2009-00002527

Marshall	IA	Carol Pierson and Richard E. Pierson (Contract Seller) and William T. Weuve and Jamie E. Weuve (Contract Buyer)	5/11/09	Doc. 003159260003 File 2009-00002528

Marshall	IA	William Todd Weuve and Jamie Ellen Weuve	5/11/09	Doc. 003159270002 File 2009-00002529

Marshall	IA	Clifford Schaper and Lucille A. Schaper	5/11/09	Doc. 003159280002 File 2009-00002530

Marshall	IA	John W. Sparks and Terry Sparks	5/11/09	Doc. 003159290002 File 2009-00002531

Marshall	IA	Earl W. Weuve, Jr. and Monna M. Weuve	5/11/09	Doc. 003159300002 File 2009-00002532

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Marshall	IA	Sharon J. Wheater, Life Estate and Susan Jean Wheater Rainsbarger and Charles Rainsbarger, Remainder	9/8/09	Doc. 003212150003 File 2009-00005283

Marshall	IA	Sharon J. Wheater, Life Estate and Susan Jean Wheater Rainsbarger and Charles Rainsbarger, Remainder	5/14/09	Doc. 003161190003 File 2009-00002634

Marshall	IA	Jerry L. Allen and Debra S. Allen	5/14/09	Doc. 003161200002 File 2009-00002635

Marshall	IA	William Raymond Mason a/k/a William R. Mason by United Bank & Trust	9/8/09	Doc. 003211920003 File 2009-00005277

Mitchell	IA	Jerry Patterson and Susan Patterson	3/4/09	Doc. 2009 474	Book 2009; Page 474

Mitchell	IA	Rodney E. Albertson and Suzanne Albertson, Trustees of the Rodney and Suzanne Albertson Revocable Living Family Trust	5/27/09	Doc. 2009 1193	Book 2009; Page 1193

Mitchell	IA	Gordon W. Newton	4/17/09	Doc. 2009 851	Book 2009; Page 851

Mitchell	IA	Pioneer Prairie Wind Farm I, LLC	12/29/08	Doc. 2008 2467	Book 2008; Page 2467

Muscatine	IA	Donald L. Schumaker and Lavonn L. Schumaker	2/12/09	Doc. 2009-00785

Story	IA	Ronald G. Huhn	8/13/08	Inst. 2008-00009193

Wapello	IA	Indian Hills Community College	2/26/09	Doc. 2009 0776	Book 2009; Page 0776

Washington	IA	David J. Birney and Linda M. Birney an undivided 3/4 interest and Christine Birney and undivided 1/4 interest	5/8/09	Doc. 09-2063	Book 2009; Page 2063

Washington	IA	Patrick D. Haifley and Tracey L. Haifley	5/8/09	Doc. 09-2064	Book 2009; Page 2064

Washington	IA	Firstar Bank Ottumwa, Trustee of the Charitable Unitrust created by the Will of Addie Hazel Meek being admin. as probate docket #PR-703 (Wash. County) (Contract Seller) and Lawrence Whisler and Shirley A. Whisler (Contract Buyer)	5/8/09	Doc. 09-2062	Book 2009; Page 2062

Recorded Document
County	State	Grantor	Recording Date	Number	Book and Page
Worth	IA	Curtis A. Nelson and Patricia L. Nelson	8/19/09		Fee Book 20091815

Worth	IA	Kyle A. Wallin and Janet J. Wallin	7/20/09		Fee Book 20091597

Worth	IA	Scott B. Madsen and Deanna G. Madsen	8/10/09		Fee Book 20091753

Freeborn	MN	R. Emil Olson and Nadiene C. Olson as Trustees of the R. Emil Olson Trust	8/10/09	Doc. 483808 office of the Freeborn County Recorder

Freeborn	MN	R. Emil Olson and Nadiene C. Olson as Trustees of the R. Emil Olson Trust	9/10/09	Doc. 484305 office of the Freeborn County Recorder

Freeborn	MN	Orin Solland as Trustee of the Solland Revocable Trust	8/10/09	Doc. 483807 office of the Freeborn County Recorder

Freeborn	MN	David A. Christensen and Judy M. Christensen	8/10/09	Doc. 483806 office of the Freeborn County Recorder

Mower	MN	Gene F. Noterman	8/6/09	Doc. A000577048 office of the Mower County Recorder

Exhibit B
SUBORDINATION TERMS
The unsecured permitted indebtedness evidenced by this instrument is subordinated and subject in right of payment to the prior payment in full of all Senior Debt Obligations (as hereinafter defined) of ITC Midwest LLC, a limited liability company formed under the laws of the State of Michigan (the “Company”). Each holder of this instrument, by its acceptance hereof, agrees to and shall be bound by all the provisions hereof.
All capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Fourth Supplemental Indenture, dated as of December 10, 2009 (as in effect on the date hereof, the “Supplemental Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”).
The term “Senior Debt Obligations”, as used herein, shall include all, loans, advances, debts, liabilities and obligations, howsoever arising (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (collectively, as used herein, “Obligations”) of the Company now or hereafter existing in respect of Senior Debt (as defined herein) and any amendments, modifications, deferrals, renewals or extensions of any such Senior Debt, or of any notes or evidences of indebtedness heretofore or hereafter issued in evidence of or in exchange for any such Obligation, whether for principal, interest (including interest payable in respect of any such Obligations subsequent to the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), or any provision of corresponding bankruptcy, insolvency or commercial reorganization legislation of any other jurisdiction, whether or not such interest is an allowed claim enforceable against the debtor, and whether or not the holder of such obligation would be otherwise entitled to receive dividends or payments with respect to any such interest or any such proceeding), premium (including Make-Whole Amount), if any, fees, expenses or otherwise.
The term “Senior Debt”, as used herein, shall mean (i) all Senior Secured Debt and (ii) all unsecured Debt of the Company permitted to be incurred by the Company pursuant to the Mortgage Indenture or the Supplemental Indenture which is not subject to any subordination terms whether or not similar to those set forth in this instrument.
The term “Subordinated Debt”, as used herein, shall mean all Obligations of the Company evidenced by this instrument owing to any Person now or hereafter existing hereunder (whether created directly or acquired by assignment or otherwise), whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any bankruptcy proceeding described in the definition of Senior Debt Obligations, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses or otherwise.

On and after the date of the December Closing, no payment on account of principal, interest, fees, premium, expenses or otherwise on this Subordinated Debt shall be made by the Company in cash or otherwise unless (a) full payment of all amounts then due and payable on all Senior Debt Obligations has been made, (b) such payment would be permitted by the Indenture and any Senior Debt Document (as defined below) and (c) immediately after giving effect to such payment, there shall not exist any Default or Event of Default. Any such payment permitted pursuant to this paragraph is hereinafter referred to as a “Permitted Payment”. For the purposes of these provisions, no Senior Debt Obligations shall be deemed to have been paid in full until the obligee of such Senior Debt Obligations shall have received payment in full in cash and 91 days shall have elapsed since the date of receipt of such payment.
Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then and in any such event all principal, premium and interest and all other amounts due or to become due upon all Senior Debt Obligations shall first be paid in full before the holders of the Subordinated Debt shall be entitled to retain any assets so paid or distributed in respect of the Subordinated Debt (whether for principal, premium, interest or otherwise), and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Subordinated Debt would be entitled, except as otherwise provided herein, shall be paid pro rata among the holders of Senior Debt Obligations by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Subordinated Debt if received by them. So long as any Senior Debt Obligations are outstanding, the holder of this instrument shall not commence, or join with any creditor other than the Trustee or the Senior Debt Parties (as hereinafter defined) in commencing, or directly or indirectly causing the Company to commence, or assist the Company in commencing, any proceeding referred to in the preceding sentence.
The holder of this instrument hereby irrevocably authorizes and empowers (without imposing any obligation on) each Person (each such Person a “Senior Debt Party” and collectively, the “Senior Debt Parties”) that has entered into an agreement, instrument, or other document evidencing or relating to any Senior Debt Obligation (each such agreement, instrument or other document, a “Senior Debt Document”) as a lender or creditor and such Senior Debt Party’s representatives, under the circumstances set forth in the immediately preceding paragraph, to demand, sue for, collect and receive every such payment or distribution described therein and give acquittance therefor, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote such Senior Debt Party’s ratable share of the full amount of the Subordinated Debt evidenced by this instrument in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote such Senior Debt Party’s ratable share of the full amount of the Subordinated Debt at creditors’ meetings for the election of trustees, acceptances of plans and otherwise), in the name of the holder of the Subordinated Debt evidenced by this instrument or otherwise, as such Senior Debt Party’s representatives may deem necessary or desirable for the enforcement of the subordination provisions of this instrument. The holder of this instrument shall execute and deliver to each Senior Debt Party and such holder’s representatives all such further instruments confirming the foregoing authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be reasonably requested by such holder or such holder’s representatives in order to enable such holder to enforce all claims upon or in respect of such holder’s ratable share of the Subordinated Debt evidenced by this instrument.
The holder of this instrument shall not, without the prior written consent of the Senior Debt Parties, have any right to accelerate payment of, or institute any proceeding to enforce, the Subordinated Debt so long as any Senior Debt Obligations are outstanding, unless and until all Senior Debt Parties have accelerated payment thereof and commenced proceedings to enforce such Senior Debt Obligations.
After the payment in full of all amounts due in respect of Senior Debt Obligations, the holder or holders of the Subordinated Debt shall be subrogated to the rights of the Senior Debt Parties to receive payments or distributions of cash, property or securities of the Company applicable to Senior Debt Obligations until the principal of, premium on, interest on and all other amounts due or to become due with respect to the Subordinated Debt shall be paid in full subject to the terms and conditions of the Subordinated Debt or of any agreement among the holders of the Subordinated Debt and other Subordinated Debt of the Company.
If any payment (other than a Permitted Payment) or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Subordinated Debt in such capacity before all Senior Debt Obligations are paid in full, such payment or distribution will be held in trust for the benefit of, and shall be immediately paid over pro rata among the Senior Debt Parties, for application to the payment in full of Senior Debt Obligations, until all Senior Debt Obligations shall have been paid in full.
Nothing contained in this instrument is intended to or shall impair as between the Company, its creditors (other than the Senior Debt Parties) and the holders of the Subordinated Debt, the obligations of the Company to pay to the holders of the Subordinated Debt, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Subordinated Debt and creditors of the Company (other than the Senior Debt Parties).
The Senior Debt Parties shall not be prejudiced in their rights to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Company.
The holder of this instrument agrees to execute and deliver such further documents and to do such other acts and things as the Senior Debt Parties may reasonably request in order fully to effect the purposes of these subordination provisions. Each holder of this instrument by its acceptance hereof authorizes and directs the trustee or other representative, if any, of the Subordinated Debt represented by this instrument on its behalf to take such further action as may be necessary to effectuate the subordination as provided herein and appoints such trustee or other representative, if any, as its attorney-in-fact for any and all such purposes.

The subordination effected by these provisions, and the rights of the Senior Debt Parties, shall not be affected by (i) any amendment of, or addition or supplement to, the Financing Agreements, any other Senior Debt Document, or any other document evidencing or securing Senior Debt Obligations, (ii) any exercise or non-exercise of any right, power or remedy under or in respect to the Financing Agreements, any other Senior Debt Document, or any other document evidencing or securing Senior Debt Obligations or (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay, or other action, inaction or omission, in respect of the Financing Agreements, any other Senior Debt Document, or any other document evidencing or securing Senior Debt Obligations; whether or not any holder of any Subordinated Debt shall have had notice or knowledge of any of the foregoing.
No failure on the part of any Senior Debt Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor all any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.
The holder of this instrument and the Company each hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Debt Obligations and these terms of subordination and any requirement that the Trustee or any Senior Debt Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right to take any action against the Company or any other Person or any Mortgaged Property.
These terms of subordination shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt Obligations is rescinded or must otherwise be returned by the Trustee or any Senior Debt Party upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.
The provisions of these terms of subordination constitute a continuing agreement and shall (i) remain in full force and effect until the indefeasible payment in full of the Senior Debt Obligations and the termination or expiration of all obligations to extend credit under the Senior Debt Documents, (ii) be binding upon the holder of this instrument, the Company and its successors, transferees and assignees and (iii) inure to the benefit of, and be enforceable by, the Trustee and each Senior Debt Party. Without limiting the generality of the foregoing clause (iii), each Senior Debt Party may assign or otherwise transfer all or any portion of its rights and obligations under all or any of the Senior Debt Documents to any other Person (to the extent permitted by the Senior Debt Documents), and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Senior Debt Party herein or otherwise.
This instrument shall be governed by and construed in accordance with, the laws of the State of New York.

Exhibit C
This Bond has not been registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to the securities laws of any state. Accordingly, this Bond may not be offered, sold or otherwise transferred (1) except in accordance with an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws or (2) unless this Bond is registered under the Securities Act and any applicable state securities laws.
ITC MIDWEST LLC
4.60% First Mortgage Bonds, Series D due 2024
Original Interest Accrual Date: December ___, 2009/February ___, 2010
Stated Maturity: December ___, 2024
Interest Rate: ___% per annum
Interest Payment Dates: June 30 and December 30
Regular Record Dates: June 15 and December 15
This Bond is a Security within the
meaning of the within-mentioned Indenture.

Registered No. [RD - ]	[DATE]
$[Principal Amount][1]	PPN _________
ITC MIDWEST LLC, a limited liability company duly organized and existing under the laws of the State of Michigan (herein called the “Company”, which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to [                 ], or its registered assigns, the principal sum of [           ] DOLLARS ($ ___) on the Stated Maturity specified above, and to pay interest (a) thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing on June 30, 2010 and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.60% and (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so timely paid or duly provided for shall forthwith cease to be payable to the Bondholder on such Regular Record Date and may either be paid to the Person in whose name this Bond (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Bondholders not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.
CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Date of Authentication: _______________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

[1]	Reference is made to Schedule A attached hereto with respect to the amount of principal paid hereon and the last date to which interest has been paid hereon.

By:
Authorized Officer

Capitalized terms used in this Bond and not otherwise defined herein shall have the meaning assigned to such term in the Indenture.
Subject to the home office payment obligation set forth in Section 2.02(b) of the Supplemental Indenture (referred to below), payment of the principal of and Make-Whole Amount, if any, on this Bond and interest hereon at Maturity shall be made upon presentation of this Bond at the office or agency of the Trustee in New York, New York at c/o The Bank of New York Mellon, Trust Services Window, 101 Barclay Street, New York, New York 10286 or at such other office or agency as may be designated for such purpose by the Company from time to time in accordance with the Indenture. Subject to the home office payment obligation set forth in Section 2.02(b) of the Supplemental Indenture, payment of interest on this Bond (other than interest at Maturity) shall be made as set forth in Section 3.07 of the Original Indenture (as defined below). Payment of the principal of and Make-Whole Amount, if any, and interest on this Bond, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
This Bond is one of a duly authorized issue of securities of the Company (all such series of securities herein called the “Securities”) issued and issuable in one or more series under and equally secured by a First Mortgage and Deed of Trust dated as of January 14, 2008 (such indenture as originally executed and delivered herein called the “Original Indenture” and as supplemented and modified by any and all indentures supplemental thereto, including the Supplemental Indenture referred to below, being herein called the “Indenture”), and has been issued pursuant to that certain Fourth Supplemental Indenture, dated as of December 10, 2009 (the “Supplemental Indenture”), each of the Original Indenture and the Fourth Supplemental Indenture being between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the property mortgaged, pledged and held in trust as security for payment of all amounts due under this Bond, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities (including the Securities of this series) are, and are to be, authenticated and delivered and secured. The acceptance of this Bond shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Bond is one of the series of Securities designated above.
Notwithstanding anything to the contrary in Section 1.18 of the Original Indenture, in the Supplemental Indenture or in this Bond, if the Stated Maturity or any Redemption Date of this Bond shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Original Indenture or the Supplemental Indenture or this Bond) payment of interest on or principal (and premium, if any) of this Bond due at the Stated Maturity or on any Redemption Date thereof need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Stated Maturity or on any Redemption Date thereof, provided that interest shall accrue on the Outstanding principal amount of this Bond due at the Stated Maturity or on any Redemption Date thereof until the date of actual payment. Interest hereon will be computed on the basis of a 360-day year of twelve 30-day months.
This Bond is subject to mandatory redemption under the circumstances set forth in Section 5.01 of the Original Indenture and as set forth in Section 2.03 of the Supplemental Indenture. This Bond is subject to redemption at the option of the Company, in whole or in part, as set forth in Section 2.04 of the Supplemental Indenture.
If an Event of Default, as defined in the Indenture, occurs and is continuing, the principal of this Bond may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Indenture.
The Original Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Original Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities and for certain other purposes with the consent of all Holders of affected Securities. The Original Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.
No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest and any Make-Whole Amount on this Bond at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Security Register, upon surrender of this Bond for registration of transfer at the office or agency of the Trustee in New York, New York, which as of the date hereof is located at c/o The Bank of New York Mellon, Trust Services Window, 101 Barclay Street, New York, New York 10286, or such other office or agency as may be designated by the Company from time to time in accordance with the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto as Annex A duly executed by the Holder hereof, or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.
The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $250,000 or any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Bond or Bonds to be exchanged at the office or agency of the Trustee in New York, New York at c/o The Bank of New York Mellon, Trust Services Window, 101 Barclay Street, New York, New York 10286, or such other office or agency as may be designated by the Company from time to time in accordance with the Indenture.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith in accordance with the Indenture.
The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the absolute owner hereof for all purposes, whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
The Securities of this series are not entitled to the benefit of any sinking fund.
As provided in Section 2.05 of the Supplemental Indenture, except as may be agreed to by the Holder hereof in connection with an offer made to all Holders of the Securities of this series on the same terms and conditions, the Company shall not and shall not permit any Affiliate of the Company to purchase, redeem or otherwise acquire, directly or indirectly, this Bond, except upon the payment or redemption of this Bond in accordance with the terms of the Indenture. The Company will promptly cause the Trustee to cancel this Bond once acquired by it or any Affiliate of the Company pursuant to any payment, redemption or purchase of this Bond pursuant to any provision of the Indenture and no Bonds may be issued in substitution or exchange for this Bond.
As provided in Section 16.01 of the Original Indenture, no recourse shall be had for the payment of the principal of or Make-Whole Amount, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, organizer, member, manager, stockholder, officer, director or employee, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the

Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities (including the Bonds) are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities (including the Bonds).
Demand, presentment, protest and notice of non-payment and protest are hereby waived by the Company.
This Bond shall be governed by and construed in accordance with the law of the State of New York, except that (i) if this Bond shall become qualified and shall become subject to the Trust Indenture Act, to the extent that the Trust Indenture Act shall be applicable, this Bond shall be governed by and construed in accordance with the Trust Indenture Act and (ii) if the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property, this Bond shall be governed by and construed in accordance with the law of such jurisdiction to the extent mandatory.
Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Bond shall not be entitled to any benefit as a Security under the Indenture or be valid or obligatory for any purpose.
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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ITC MIDWEST LLC
By:	ITC Holdings Corp., as Sole Member

By:
	Name:	Cameron M. Bready
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

Date:  ________________

SCHEDULE A
SCHEDULE OF NOTATIONS
     The notations on the following table have been made by the holder of the within Bond in connection with the transfer thereof in accordance with Section 2.02(b) of the Supplemental Indenture.

	Amount of principal paid	Last date to which interest has
Date of Notation	on the within Bond	been paid on the within Bond	Notation by Holder

ANNEX A
FORM OF ASSIGNMENT
FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

Please print or typewrite name and address, including postal zip code of assignee the within Bond and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Bond on the Security Register, upon surrender of said Bond at office or agency of the Trustee in New York, New York, or such other office or agency as may be designated by the Company from time to time in accordance with the Indenture, with full power of substitution in the premises.
Dated: __________________

[NAME OF TRANSFEROR]

By:
Name:

NOTICE: The signature to this assignment must
correspond with the name as written upon the face of
the within Bond in every particular, without
alteration or enlargement or any change whatever.

Signature Guarantee:

SIGNATURE GUARANTEE
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.